Exhibit 9

AMENDED & RESTATED

DEALER MANAGER AND SOLICITATION AGENT AGREEMENT

July 6, 2020

Republic of Argentina

Ministry of Economy

Hipólito Yrigoyen 250

Piso 10, Oficina 1029

1310 Buenos Aires

Argentina

Attention: Mr. Martín Guzman

Ladies and Gentlemen:

This amended and restated dealer manager and solicitation agent agreement, which amends and restates the dealer manager and solicitation agent agreement, dated as of April 21, 2020 (this “Agreement”) confirms the understanding among the Republic of Argentina (the “Republic”) and BofA Securities, Inc. and HSBC Securities (USA) Inc. (together, the “Dealer Managers”) pursuant to which the Republic has retained the Dealer Managers to act as exclusive dealer managers and solicitation agents on the terms and subject to the conditions set forth herein, in connection with the proposed solicitation of offers to exchange from holders (“Holders”) of any and all of the Republic’s outstanding securities listed on Schedule I hereto (the “Existing Notes”) issued pursuant to the indenture dated as of June 2, 2005 between the Republic and The Bank of New York Mellon (formerly, the Bank of New York), as trustee (the “Trustee”) (the “2005 Indenture”) or the indenture dated as of April 22, 2016 between the Republic and the Trustee (the “2016 Indenture” and together with the 2005 Indenture, the “Indentures”) for certain new issuances by the Republic of the securities listed on Schedule II hereto (the “New Notes”), as set forth in the Prospectus Supplement (as defined below) (the “Exchange Offers”). In connection with the Exchange Offers, the Republic will be soliciting consents (the “Consents”) to the adoption of proposed modifications (the “Proposed Modifications”) to the Existing Notes to substitute them for New Notes (the “Solicitation”).

In connection with the Solicitation, upon satisfaction of the relevant conditions set forth in the Final Prospectus (as defined below), the Republic and the Trustee will execute one or more supplemental indentures (the “Supplemental Indenture(s)”) to the 2005 Indenture and/or the 2016 Indenture, as applicable, to give effect to the Proposed Modifications.

The Solicitation and Exchange Offer are referred to herein as the “Transactions.” This Agreement, the New Notes, the Supplemental Indenture(s) and the Indentures are referred to herein as the “Transaction Documents.”

The Transactions will be made on the terms and subject to the conditions set forth in the Final Prospectus, filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Commencement Date”). The effectiveness of the Supplemental Indenture(s) and the delivery of the New Notes issued pursuant to the Transactions shall be made on the settlement date, on the terms and conditions as set forth in the Final Prospectus (the “Settlement Date”).

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SECTION 1. Engagement. Subject to the terms and conditions set forth herein:

(a) The Republic hereby retains the Dealer Managers, and subject to the terms and conditions hereof, the Dealer Managers agree to act as the exclusive dealer managers and solicitation agents to the Republic in connection with the Transactions, including in the jurisdictions identified in Schedule III hereto, until the date on which the Transactions are consummated or are earlier terminated in accordance with their terms. The Dealer Managers will advise the Republic with respect to the terms and timing of the Transactions and assist the Republic in preparing any documents to be delivered by the Republic to the Holders or used in connection with the Transactions, including the Final Prospectus and any Additional Written Communication (as defined below) (collectively, the “Solicitation and Exchange Documents”). The Dealer Managers agree that they will not furnish written information other than the Solicitation and Exchange Documents to the Holders in connection with the Transactions without the prior consent of the Republic. The Republic authorizes the Dealer Managers, in accordance with their customary practices and consistent with industry practice, to communicate generally regarding the Transactions with the Holders and their authorized agents in connection with the Transactions.

(b) The Republic acknowledges that the Dealer Managers have been retained solely to provide the services set forth in this Agreement. The Republic also acknowledges and agrees that the Dealer Managers shall act as independent contractors, on an arms-length basis under this Agreement with duties solely to the Republic and that nothing contained herein or the nature of the Dealer Managers’ services hereunder is intended to create or shall be construed as creating an agency or fiduciary relationship between the Dealer Managers (or any of their respective affiliates) and the Republic (or its security holders, officials, employees or creditors) or any other person. The Republic further acknowledges that (i) neither Dealer Manager shall be deemed to act as a partner, joint venturer or agent of, or a member of a syndicate with, the Republic (except that in any jurisdiction in which the Transactions are required to be made by a registered licensed broker or dealer, they shall be deemed made by the Dealer Managers on behalf of the Republic), and the Republic shall not be deemed to act as the agent of either Dealer Manager and (ii) no securities broker, dealer, bank, trust company or nominee shall be deemed to act as the agent of either Dealer Manager or as the agent of the Republic, and no Dealer Manager shall be deemed to act as the agent of any securities broker, dealer, bank, trust company or nominee. In connection with the transactions contemplated hereby and the process leading to such transactions, the Dealer Managers are and have been acting solely as principals and not agents or fiduciaries of the Republic, officials, employees, creditors or any other person. No Dealer Manager shall have any liability in tort, contract or otherwise to the Republic or any other person asserting claims on behalf of or in right of the Republic for (a) any act or omission on the part of any securities broker, dealer, bank, trust company or nominee or any other person or (b) performing its services as Dealer Manager, in each case, except to the extent that such liability arises out of the bad faith, gross negligence or the willful misconduct of such Dealer Manager. Although information may be acquired in the course of (i) providing a broad range of securities activities and financial services to parties other than the Republic, (ii) engaging in any transaction (on the Dealer Managers’ own accounts or otherwise), or (iii) otherwise carrying out their business, neither the Dealer Managers nor any of their respective affiliates shall have any obligation to disclose such information, or the fact that it or any other such person is in possession of such information, to the Republic or to use such information for the Republic’s benefit. In addition, the Dealer Managers and their respective affiliates may have (x) fiduciary or other relationships whereby such persons may exercise voting power over securities of various persons, which securities may from time to time include securities of the Republic, any entity that may be involved in the Transactions or others with interests with respect to the Transactions, and (y) commercial relationships (including acting as a vendor or customer) with the Republic or any other party that may be involved or have an interest in the Transactions. The Republic hereby acknowledges that any such Dealer Manager (or affiliate thereof) may exercise such powers and otherwise perform their functions in connection with such fiduciary, commercial or other relationships without regard to the Dealer Managers’ relationship to the Republic hereunder and that none of the rights and obligations under such other agreements shall be affected by the Dealer Managers’ performance or lack of performance of services hereunder. In addition, the Republic hereby acknowledges that neither this Agreement nor the receipt by the Dealer Managers of confidential information nor any other matter shall restrict or prevent any Dealer Manager and their respective affiliates from undertaking any business activity, acting on behalf of its own account, or acting on behalf of, or providing any securities activities or financial services to, other customers, and each such Dealer Manager, affiliate may undertake any business activity or provide any securities activities or financial services without further notification to you.

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(c) Accordingly, the Republic expressly disclaims any agency or fiduciary relationship with the Dealer Managers hereunder. The Republic understands that the Dealer Managers and their respective affiliates are not providing (nor is the Republic relying on the Dealer Managers or their respective affiliates for) tax, regulatory, legal or accounting advice. The rights and obligations the Republic may have to the Dealer Managers or their respective affiliates under any credit or other agreement are separate from the Republic’s rights and obligations under this Agreement and will not be affected in any way by this Agreement. Each Dealer Manager may, to the extent each deems appropriate, retain the services of any of its affiliates to assist the Dealer Managers in providing their services hereunder and share with any such affiliates any information made available by or on behalf of the Republic, in which case each Dealer Manager shall be responsible for the performance of its respective affiliates which are entitled to the benefits and subject to the obligations of the Dealer Managers under this Agreement, as applicable.

(d) The Republic acknowledges that the Dealer Managers and their respective affiliates are engaged in a broad range of securities activities and financial services. In the ordinary course of the Dealer Managers’ respective businesses, the Dealer Managers or their respective affiliates (i) may at any time hold long or short positions, and may trade or otherwise effect transactions, for the Dealer Managers’ own accounts or the accounts of their respective customers, in debt securities of the Republic or any other entity that may be involved in the transactions contemplated hereby and (ii) may at any time be providing or arranging financing and other financial services to entities that may be involved in a competing transaction, in each case whose interests may conflict with yours.

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(e) The Dealer Managers agree, in accordance with their customary practice and consistent with industry practice and in accordance with the terms of the Transactions, to perform those services in connection with the Transactions as are customarily performed by dealer managers and solicitation agents in connection with similar transactions of a like nature, including, without limitation, assisting the Republic with respect to the terms, timing, pricing and structure of the Transactions, using all reasonable efforts to solicit Consents pursuant to the Solicitation and offers to exchange pursuant to the Exchange Offer, assisting the Republic in the preparation of the Solicitation and Exchange Documents, presenting and communicating generally regarding the Transactions with securities brokers, dealers, banks, trust companies and nominees and other Holders, participating in meetings with, furnishing information to, and assisting the Republic in negotiating with Holders and performing the duties assigned to the Dealer Managers in the Solicitation and Exchange Documents.

(f) The Republic shall arrange for D.F. King & Co., Inc. to act as the information, tabulation and exchange agent (the “Information Agent”) in connection with the Transactions. The Republic hereby authorizes the Dealer Managers to communicate directly with the Information Agent with respect to matters relating to the Transactions.

(g) The Republic shall furnish the Dealer Managers, to the extent the same is available to the Republic, or instruct the Trustee or registrars for the Existing Notes to furnish the Dealer Managers with cards or lists or copies thereof showing the names of persons who were the Holders of record of Existing Notes as of a recent date and, to the extent reasonably available to the Republic, the beneficial Holders of the Existing Notes as of such recent date, together with their addresses and the principal amount of Existing Notes held by them. Each of the Dealer Managers agrees to use any information provided to it by the Information Agent only in connection with the Transactions and not to furnish such information to any person except in connection with the Transactions.

(h) The Republic agrees to advise the Dealer Managers promptly of the occurrence after the date hereof of any event which, in the judgment of the Republic or its counsel, could cause or require the Republic to withdraw, rescind or modify the Solicitation and Exchange Documents. The Republic will promptly inform the Dealer Managers of any litigation or administrative or similar proceeding (of which it becomes aware) which is initiated with respect to the Transactions. In addition, if any event occurs as a result of which it shall be necessary to amend or supplement any Solicitation and Exchange Documents in order to correct any untrue statement of a material fact contained therein or omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Republic shall, promptly upon becoming aware of any such event, advise the Dealer Managers of such event and, as promptly as practicable under the circumstances, prepare and furnish copies of such amendments or supplements of any such Solicitation and Exchange Documents, as applicable, to the Dealer Managers, so that the statements in such Solicitation and Exchange Documents, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(i) Except as otherwise required by law, rules or regulation, the Republic will not use or publish any material in connection with the Transactions, or refer to the Dealer Managers in any such material, without the prior approval of the Dealer Managers (which shall not be unreasonably withheld, conditioned or delayed). The Republic, upon receiving such approval, will promptly furnish the Dealer Managers with as many copies of such approved materials as the Dealer Managers may reasonably request. Each Dealer Manager agrees that it will not prepare or approve any other material for use with any third party in connection with the Transactions or make any statements in connection with the Transactions other than the statements that are set forth in, or derived from, the Solicitation and Exchange Documents, in each case, without the prior consent of the Republic.

(j) The Republic agrees not to exchange any Existing Notes during the term of this Agreement except pursuant to and in accordance with the Transactions or as otherwise agreed in writing by the parties hereto and permitted under applicable laws and regulations.

SECTION 2. Fees and Expenses.

(a) (i) In consideration of services provided hereunder as dealer managers, the Republic shall pay to the Dealer Managers a fee equal to 0.02% of the total aggregate principal amount of Existing Notes restructured pursuant to the Transactions. All amounts stated in this Agreement are stated in U.S. dollars. All amounts payable under this Agreement to the Dealer Managers shall be paid in immediately available funds in U.S. dollars to the accounts of the Dealer Managers.

(ii) The Republic shall pay all reasonable expenses incurred in connection with the preparation, printing and delivery of the Solicitation and Exchange Documents, all amounts payable to securities dealers (including the Dealer Managers), brokers, banks, trust companies, and nominees as reimbursements of their customary mailing and handling expenses incurred in forwarding the Solicitation and Exchange Documents to their customers, the fees of any forwarding agent, the fees and expenses incurred in respect of conducting a jurisdictional survey of the jurisdictions listed in Schedule III hereto (including the fees and expenses of local counsel in relation to such jurisdictional survey) and all other expenses of the Republic in connection with the Transactions.

(iii) The Dealer Managers shall be responsible for out-of-pocket expenses incurred on their own behalf, including the fees and expenses of legal counsel to the Dealer Managers and the costs and expenses of the Dealer Managers relating to travel for investor presentations on any roadshow undertaken in connection with the marketing of the Transaction. The foregoing shall not apply to any fees and expenses (including the fees and expenses of counsel) incurred in relation to the jurisdictional survey of the jurisdictions listed in Schedule III hereto, which fees and expenses shall be borne solely by the Republic.

(iv) If the Dealer Managers terminate this Agreement for any reason permitted under this Agreement pursuant to Section 3, the Republic agrees to reimburse the Dealer Managers for all reasonable and documented out-of-pocket costs and expenses (including the fees and expenses of their counsel) incurred by the Dealer Manager in connection with this Agreement and the Transactions contemplated hereby.

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SECTION 3. Termination. Subject to Section 7 hereof, this Agreement may be terminated (i) by the Republic or either Dealer Manager, solely on behalf of itself, at any time upon giving 15 days’ written notice or (ii) by either Dealer Manager, solely on behalf of itself, for cause, upon giving written notice as reasonably practical; provided, however, that if a consent solicitation, exchange offer, tender offer and/or other transaction or series of transactions, in a form similar to the Transactions, is consummated, directly or indirectly, by the Republic within 12 months after termination by the Republic of the Dealer Managers’ appointment hereunder (the “Tail Period”) or if an agreement (whether or not in writing or binding upon the parties thereto or subject to conditions precedent) is entered into during the pendency of the Transactions hereunder or within the Tail Period which subsequently results in a consummated consent solicitation, exchange offer, tender offer and/or other transaction or series of transactions, in a form similar to the Transactions, the Dealer Managers shall be entitled to receive, and the Republic agrees to pay or cause to be paid to the Dealer Managers, a fee upon closing of such transaction equal to the fees the Dealer Managers would have been entitled to receive under this Agreement if they had participated as underwriters, initial purchasers, placement agents, dealer managers or solicitation agents in such transaction. In addition, if during the Tail Period, the Republic proposes to effect any liability management transactions in the Existing Notes (including, without limitation, any consent solicitation, exchange offer and/or tender offer), then the Dealer Managers and their respective affiliates will have the right, but not the obligation, to act as dealer managers, as the case may be. In the event the Dealer Managers or any of their respective affiliates agree to provide any such services, the Dealer Managers or such affiliates shall be paid fees to be mutually agreed upon based on the Dealer Managers’ or such affiliates’ customary fees for the services rendered. Notwithstanding anything to the contrary herein, this Agreement, and any obligations under this Section 3, may be terminated by the Republic for cause, which cause shall include the material failure of the Dealer Managers to provide the services contemplated herein. In the event this Agreement is terminated by the Republic for cause or by either Dealer Manager as set forth in clause (i) above, the Republic shall have no obligation to pay any termination fee or provide any right of first refusal as set forth in this Section 3.

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SECTION 4. Representations and Warranties by the Republic. The Republic represents and warrants to the Dealer Managers, as of the Commencement Date, as of each date that any Additional Written Communications are published, sent, given or otherwise distributed throughout the continuance of the Transactions, and as of the Settlement Date, that:

(a) (i) The Republic meets the requirements for use of Schedule B under the Securities Act of 1933, as amended (the “Securities Act”). The Republic has filed with Commission a registration statement under Schedule B (No. 333-237192) covering the registration of the New Notes under the Securities Act and has included in such registration statement, or has filed pursuant to Rule 424(b), the related base prospectus (the “Base Prospectus”). Such registration statement has become effective, as amended, as of July 2, 2020 (the “Execution Time”) the date on which the most recent Form 18-K/A was filed. Such registration statement, as amended as of the Execution Time, together with the Base Prospectus constituting a part thereof, any prospectus supplement relating to the New Notes and all documents incorporated by reference therein, meets the requirements set forth in Release No. 33-6424 (the “Release”) and Schedule B under the Securities Act. The Republic has also filed with the Commission, pursuant to Rule 424(b) under the Securities Act, a supplement to the Base Prospectus, as may be amended or supplemented after the date hereof (the “Prospectus Supplement”) relating to the New Notes and has previously advised the Dealer Managers of all other information (financial, statistical and other), if any, with respect to the Republic set forth therein. Such registration statement (including the Base Prospectus and any documents incorporated by reference therein), each as amended as of the Execution Time, including the exhibits thereto and all documents incorporated by reference in the Base Prospectus contained therein, if any, each as amended at the time such registration statement became effective (the “Effective Time”), is hereinafter referred to as the “Registration Statement.”

The Base Prospectus together with the Prospectus Supplement in the form in which it shall be first filed with the Commission pursuant to Rule 424(b) after the Execution Time is hereinafter referred to as the “Final Prospectus” and any reference to any amendment or supplement to the Final Prospectus or the Base Prospectus shall be deemed to refer to and include any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18-K/A (including all exhibits thereto) filed after the Execution Time under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference in the Final Prospectus.

(ii) Prior to the termination of the Transactions, the Republic will not file any amendment to the Registration Statement or supplement to the Final Prospectus which shall not have previously been furnished to the Dealer Managers or of which the Dealer Managers shall not previously have been advised or to which the Dealer Managers shall have reasonably objected in writing and which has not been approved by the Dealer Managers after consultation with their counsel.

(iii) At the Effective Time, the Registration Statement and any amendment thereof did, and the Final Prospectus when first filed on the Commencement Date in accordance with Rule 424(b) did, and on the Settlement Date will, and any amendment or supplement thereto will, comply in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder, including the Release and Schedule B. Neither the Registration Statement, as amended at the Effective Time and at the Execution Time, nor the Final Prospectus, as amended or supplemented as of any such time, on the date of any filing pursuant to Rule 424(b) and on the Settlement Date, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Final Prospectus as amended or supplemented as of any such time, in the light of the circumstances under which they were made) not misleading; provided that the Republic makes no representations or warranties with respect to any statements or omissions contained in the Registration Statement or the Final Prospectus made in reliance upon and in conformity with the information furnished in writing to the Republic by the Dealer Managers or the Information Agent for use in the Registration Statement or the Final Prospectus, it being understood that the only such information with respect to the Dealer Managers consists of the Dealer Manager Information (as defined in Annex A hereto).

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(b) The documents incorporated by reference into each of the Solicitation and Exchange Documents (collectively, the “Incorporated Documents”), when they became effective or were filed with the Commission, as the case may be (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Solicitation and Exchange Documents or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Republic makes no representations or warranties with respect to any statements or omissions contained in Solicitation and Exchange Documents made in reliance upon and in conformity with the information furnished in writing to the Republic by the Information Agent for use in the Registration Statement or the Final Prospectus or the Dealer Manager Information.

(c) The Republic has not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Existing Notes other than (i) the Final Prospectus and (ii) any electronic roadshow or other written communications approved in advance by the Dealer Managers. Each such communication relating to the Transactions by the Republic or its agents and representatives pursuant to clause (ii) of the preceding sentence (each, an “Additional Written Communication”), when taken together with the Final Prospectus, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Additional Written Communication did not and will not conflict with information contained in the Final Prospectus.

(d) The Republic has or had or will have, as applicable, full power and authority to execute and deliver each of the Transaction Documents and all other documents and instruments that have been, or are to be, as applicable, executed and delivered by the Republic hereunder and to perform its obligations thereunder.

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(e) The Republic has taken or will take all action required to be taken for the due and proper authorization, execution and delivery of the Transaction Documents (including execution and authorization, execution and delivery of the Supplemental Indenture(s) contemplated thereunder), and the consummation of the transactions contemplated hereby. This Agreement and the Indentures have been duly executed and delivered by the Republic and constitute valid and legally binding agreements of the Republic enforceable against the Republic in accordance with their terms, subject, as to Section 6 and Annex A of this Agreement, to any limitations imposed by the securities laws of any applicable jurisdiction. As of the Settlement Date, the Supplemental Indenture(s) may be entered into by the Republic upon satisfaction of the relevant conditions set forth in the Solicitation and Exchange Documents and pursuant to the provisions of the Indentures; the Supplemental Indenture(s) will be duly executed and delivered and (assuming consummation of the Solicitation and assuming due authorization, execution and delivery thereof by the Trustee), the Supplemental Indenture(s) will be the valid and legally binding obligation(s) of the Republic enforceable against the Republic each in accordance with its terms.

(f) Each series of New Notes has been duly authorized by the Republic and, on the Settlement Date, each series of New Notes will be duly executed and delivered by the Republic and, when duly executed, authenticated and delivered in accordance with their terms by each of the parties thereto on the Settlement Date, will constitute valid and legally binding obligations of the Republic enforceable against the Republic in accordance with their terms, subject as to enforcement to general equity principles, and will be entitled to the benefits of the 2005 Indenture or the 2016 Indenture, as applicable.

(g) The execution, delivery and performance by the Republic of each Transaction Document and compliance by the Republic with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents and the Solicitation and Exchange Documents will not (i) conflict with or result in a breach of any constitutional provision, any provision of any treaty, convention, statute, law, regulation, decree, judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding on the Republic, (ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any fiscal agency agreement, indenture, trust deed, mortgage or other agreement to which the Republic is a party or by which any of the properties or assets of the Republic are bound or (iii) result in the creation of any lien or encumbrance upon such properties or assets, except, in cases of clauses (ii) and (iii), for those violations and defaults which individually and, in the aggregate, are not material to the Republic.

(h) No consent, approval, authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in Argentina or elsewhere (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of the Transaction Documents by the Republic, or for the Transactions as contemplated herein and in the Registration Statement, the consummation of the other transactions contemplated by the Transaction Documents and the Solicitation and Exchange Documents and the compliance by the Republic with the terms of the Transaction Documents and the Solicitation and Exchange Documents, as the case may be, or for the validity or enforceability of the Transaction Documents, against the Republic, except (i)(A) Law No. 11,672 (Permanent Supplementary Budget), (B) Law No. 24,156 of Financial Administration of Public Sector (in particular Sections 61 and 65) and its implementing regulation Decree 1344/2007, (C) Law No. 27,541 declaring a public emergency in various matters, (D) Law No. 27,467 governing the budget for 2020 by virtue of Decree 4/2020, (E) Law No. 27,544 and Resolution 71/2020 of the Ministry of Economy, approving the Restoration of the Republic’s Public Debt Sustainability, (F) Delegated Decree 250/2020 of the Executive Power of the Republic, subject to the procedure provided in Law No. 26,122, (G) Resolution 130/2020 of the Ministry of Economy and Note-2020-25494249-APN-ME, (H) Resolution No. 185/2020 of the Ministry of Economy, (I) Decree 391/2020 of the Executive Power of the Republic, subject to the procedure provided in Law No. 26,122, approving the dealer manager and solicitation agent agreement, dated as of April 21, 2020 and the transactions contemplated therein, and (J) Decree 582/2020 of the Executive Power of the Republic, subject to the procedure provided in Law No. 26,122, approving this Agreement and the transactions contemplated herein, which have been duly obtained, are in full force and effect on the Commencement Date and will be in full force and effect on the Settlement Date, and (ii) (A) a Presidential Decree dated the date hereof, subject to the procedure provided in Law No. 26,122, and (B) a resolution of the Ministry of Economy approving the New Notes, which will be duly authorized and published on or prior to the Settlement Date.

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(i) Subsequent to the respective dates as of which information is given in the Base Prospectus and Prospectus Supplement, there has not been any material adverse change, or any event that could reasonably be expected to result in a prospective material adverse effect in (i) the financial or economic condition of the Republic or (ii) the ability of the Republic to perform its obligations under the Transaction Documents.

(j) Except as described in each of the Registration Statement or the Final Prospectus, there are no pending or, to the best knowledge of the Republic after due inquiry, threatened actions or proceedings (foreign or domestic) against or affecting the Republic or any National Governmental Agency which, if determined adversely to the Republic or any such National Governmental Agency, would, individually or in the aggregate have a materially adverse effect on the financial condition or revenues and expenditures of the Republic or would materially adversely affect the ability of the Republic to perform its obligations under the Transaction Documents, or which are otherwise material in the context of the Transactions. As used herein, the term “National Governmental Agency” means any ministry, department, agency (including ANSES and FGS), statutory body, any bank, corporation or other legal entity of which 50% or more of the capital or voting stock or other ownership interest is now or hereafter owned or controlled, directly or indirectly, by the Republic or any political subdivision thereof, or autonomous regulatory authority (including, without limitation, the Central Bank of Argentina (Banco Central de la República Argentina)) of the Republic or any political subdivision thereof or therein (including, without limitation, relating to budget approvals and exchange controls).

(k) The Republic is currently not a person with whom dealings are restricted or prohibited by the U.S. government, including without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

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(l) It is not necessary under the laws of the Republic that the Dealer Managers be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of any of the Transaction Documents and the Dealer Managers will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, performance outside of the Republic or enforcement of the Transaction Documents.

(m) The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of Argentina. The Republic has the power to submit, and pursuant to Section 8 of this Agreement, Section 9.7(b) of the 2016 Indenture, Section 12.8 of the 2005 Indenture and under the Existing Notes has legally, validly, effectively and irrevocably submitted and, the New Notes, will legally, validly, effectively and irrevocably submit, to the exclusive jurisdiction of any U.S. federal or New York state court located in the City of New York and the courts of the Republic; and has the power to designate, appoint and empower, and pursuant to Section 9 of this Agreement has legally, validly and effectively designated, appointed and empowered, the Process Agent (as defined in Section 9 of this Agreement) for service of process in any suit or proceeding based on or arising under the Transaction Documents in any U.S. federal or New York state court located in the City of New York.

(n) Pursuant to the waiver of immunity in Section 10 hereof, neither the Republic nor any of its revenues, property or assets is entitled, in any jurisdiction to which it has submitted to jurisdiction under Section 8 hereof, to sovereign or other immunity from suit, jurisdiction of any court in such jurisdiction, set-off, attachment prior to judgment, attachment in aid of execution of judgment, execution of a judgment or from other legal process in such courts. The waiver of immunity by the Republic contained or to be contained in the Transaction Documents, the appointment of the Process Agent in the Transaction Documents, the consent by the Republic to the jurisdiction of the courts specified in the Transaction Documents, and provisions stating that the laws of the State of New York govern the Transaction Documents, are irrevocably binding on the Republic to the fullest extent permitted by applicable law, provided, however that any judgment against the Republic by a court in Argentina is capable of being enforced in the courts of the Republic, subject to compliance with the provisions of Article 170 of Law 11,672, which provides that amounts due pursuant to any judicial action must be paid out of appropriations in the national budget and provided, further, however that such waiver shall not extend to and the Republic shall be immune in respect of and in relation to any suit, action or proceeding in, or the enforcement of any judgment issued by, any court to which the Republic has submitted to jurisdiction pursuant to Section 8 hereof against: (i) any assets, reserves or accounts of the Central Bank of Argentina (Banco Central de la República Argentina); (ii) any property in the public domain located in the territory of Argentina that falls within the purview of Sections 234 and 235 of the Civil and Commercial Code of Argentina; (iii) any property located in or outside the territory of Argentina that provides an essential public service; (iv) any property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of Argentina, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 165 through 170 of Law No. 11,672, Complementaria Permanente de Presupuesto (t.o. 2014); (v) any property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961 and the Vienna Convention on Consular Relations of 1963, including, but not limited to, property, premises and bank accounts used by the missions of Argentina; (vi) any property used by a diplomatic, governmental or consular mission of the Republic; (vii) taxes, duties, levies, assessments, royalties or any other governmental charges imposed by Argentina, including the right of Argentina to collect any such charges; (viii) any property of a military character or under the control of a military authority or defense agency of Argentina; (ix) any property forming part of the cultural heritage of Argentina; and (x) property protected by any applicable sovereign immunity law. The waiver of immunity by the Republic contained in Section 10 hereof, Section 16 of the 2016 Indenture and Section 12.10 of the 2005 Indenture, and the indemnification and contribution provisions contained in Section 6 hereof do not contravene Argentine law or public policy.

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(o) The Transaction Documents are, or upon due execution and delivery thereof, will be, as applicable, the New Notes upon the due execution, authentication, issuance and delivery thereof will be, in proper legal form under the laws of the Republic for the enforcement thereof in the Republic against the Republic; provided, that an official translation to Spanish of any of the Transaction Documents to be enforced must be included in such enforcement action.

(p) Except as described in the Registration Statement or the Final Prospectus, any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Republic based upon any of the Transaction Documents would be declared enforceable against the Republic by the courts of Argentina, without reconsideration or reexamination of the merits, subject to the following condition: such judgment fulfills all enforceability requirements in compliance with the National Civil and Commercial Procedural Code, namely that: (A) the judgment of the relevant court to be enforced shall be final and conclusive; (B) the jurisdiction of the courts has not been precluded by any law, order or treaty; (C) service of process for any proceeding against the Republic has been lawfully effected on the Republic and the Republic was given an opportunity to defend against the foreign action; (D) the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law; (E) the judgment must not violate the principles of public policy of Argentine law; (F) the judgment shall not be contrary to a prior or simultaneous judgment of an Argentine court; and (G) the judgment must be issued by a competent court, according to Argentine principles of international law, as a consequence of a personal action (action in personam) or a real action (action in rem) over a movable property if it has been moved to Argentina during or after the time the trial was held before a foreign court.

(q) To ensure the legality, validity, enforceability or admissibility in evidence in Argentina of the Transaction Documents, it is not necessary that the Transaction Documents or any other document or instrument hereunder or thereunder be registered, recorded or filed with any court or other authority in Argentina or be notarized or that any documentary, stamp or similar tax, imposition or charge be paid on or in respect of the Transaction Documents or any other document or instrument hereunder or thereunder, other than any court tax of such amount as may apply from time to time under applicable Argentine law in respect of the Transaction Documents or any other document or instrument hereunder or thereunder brought before the Argentine courts.

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(r) When duly issued and authenticated, New Notes will constitute direct, general, unconditional and unsubordinated obligations of the Republic for which the full faith and credit of the Republic has been pledged; when issued, the New Notes will rank without any preference among themselves and equally with all other unsubordinated public external indebtedness of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the New Notes ratably with payments being made under any other public external indebtedness of the Republic.

(s) The Republic is a member of the International Monetary Fund and, except as described in the Final Prospectus, such entity has not limited the use by the Republic of the general resources of the International Monetary Fund.

(t) There are no stamp or other issuance or transfer taxes or duties and no capital gains, income, assets tax, gross turnover tax, gift tax, tax on debits and credits in bank accounts, withholding or other similar fees or charges required to be paid by or on behalf of the Dealer Managers to the Republic, or to any taxing authority thereof or therein, as the case may be, in connection with (i) the execution and delivery of the Transaction Documents and (ii) the Transactions.

(u) With respect to any natural or legal person that resides outside of Argentina and is not otherwise an Argentine resident for Argentine tax purposes or an Argentine registered taxpayer, there is no tax, levy, deduction, charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution, delivery, enforcement of the Transaction Documents or (ii) any payment to be made by the Republic hereunder or any payment in respect of any of the New Notes and sales or other transfers of the New Notes effected outside Argentina by such persons are not subject to taxes, duties, deductions, withholdings or other charges of whatever nature in the Republic.

(v) There is no law or regulation of the Republic that would restrict the Republic’s ability to make payment to the Dealer Managers in U.S. dollars outside Argentina.

(w) The Republic will use its reasonable efforts to assist the Dealer Managers in arranging for the New Notes to be eligible for clearance and settlement through the Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”).

(x) No forward looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement or the Final Prospectus has been made without a reasonable basis or has been disclosed other than in good faith.

(y) The Republic shall to file or cause to be filed an application to list the New Notes on the Euro MTF Market, the exchange regulated market of the Luxembourg Stock Exchange (the “Stock Exchange”), Bolsas y Mercados Argentinos S.A., the Mercado Abierto Electrónico S.A., and Caja de Valores S.A. References herein to “list”, “listed” or “listing” when used in relation to the Stock Exchange shall mean admitted to the Official List and admitted to trading on the Euro MTF Market. The Republic further agrees to furnish to the Stock Exchange all documents, instruments, information and undertakings that may be reasonably necessary in order to effect the listing of the New Notes and to cause the listing of the New Notes on the Stock Exchange to be continued for so long as any of the New Notes remain outstanding.

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The representations and warranties set forth in this Section 4 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any indemnified person (as defined in Annex A attached hereto) or (ii) any termination, expiration or cancellation of this Agreement.

SECTION 5. Conditions and Obligations. The obligation of the Dealer Managers to act as Dealer Managers hereunder shall at all times be subject, in their discretion, to the conditions that:

(a) All representations and warranties of the Republic contained herein or in any certificate delivered hereunder as of the Commencement Date, as of each date that any Additional Written Communications are published, sent, given or otherwise distributed throughout the continuance of the Transactions, and as of the Settlement Date, shall be true and correct.

(b) The Republic at all times during the Transactions shall have performed all of its obligations hereunder required as of such time to have been performed by it.

(c) Cleary Gottlieb Steen & Hamilton LLP, U.S. Counsel for the Republic, shall have furnished to the Dealer Managers: (i) an opinion and negative assurance letter, dated as of the Commencement Date, in form and substance reasonably satisfactory to the Dealer Managers, the form of which is attached as Exhibit A hereto, and (ii) an opinion and negative assurance letter, dated as of the Settlement Date, in form and substance reasonably satisfactory to the Dealer Managers, the form of which is attached as Exhibit B hereto. Such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering their opinions and negative assurance letters, Cleary Gottlieb Steen & Hamilton LLP may rely as to all matters of Argentine law upon the opinion of the Treasury Attorney General (Procurador del Tesoro de la Nación) for the Republic referred to in paragraph (d) of this Section 5.

(d) The Treasury Attorney General (Procurador del Tesoro de la Nación) for the Republic shall have furnished to the Dealer Managers, at the request of the Republic, its written opinions, dated as of the Commencement Date and as of the Settlement Date, and addressed to the Dealer Managers, the forms of which are attached as Exhibit C and D hereto, respectively.

(e) Shearman & Sterling LLP, U.S. Counsel for the Dealer Managers, shall have delivered to the Dealer Managers an opinion and a negative assurance letter, dated as of the Commencement Date and as of the Settlement Date, in form and substance satisfactory to the Dealer Managers.

(f) Bruchou, Fernández Madero & Lombardi, Argentine counsel for the Dealer Managers, shall have delivered to the Dealer Managers an opinion, dated as of the Commencement Date and as of the Settlement Date, in form and substance satisfactory to the Dealer Managers.

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(g) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Commencement Date or the Settlement Date and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Commencement Date or the Settlement Date. The Dealer Managers shall have received, prior to the Settlement Date, a certificate dated as of the Settlement Date and signed by a duly authorized officer of the Republic to the effect that no such stop order is in effect and that no proceeding for such purpose is pending before, or, to the knowledge of the Republic, threatened by the Commission.

(h) On or prior to the Settlement Date, the Republic shall have furnished to the Dealer Managers a copy of such confirmation by the Central Bank of Argentina (Banco Central de la República Argentina) required to be delivered under Argentine law in accordance with Section 61 of Law No. 24,156 and implementing regulations.

(i) On or prior to the Settlement Date, the Republic shall have furnished to the Dealer Managers a copy of the internal opinion of the Treasury Attorney General (Procurador del Tesoro de la Nación) required to be issued under Argentine law.

(j) On or prior to the Settlement Date, the Republic shall have furnished to the Dealer Managers a copy of a resolution of the Ministry of Economy approving the Transaction Documents and the consummation of the transactions contemplated hereby required to be issued under Argentine law.

(k) On or prior to the Settlement Date, the Dealer Managers shall have received a certificate of the Republic, executed by a duly qualified senior official of the Republic substantially to the following effect:

(i) attaching certified copies of all laws, decrees, resolutions, approvals, authorizations, permits, consents, exemptions, licenses, opinions and other actions of or by, and notices to or for filings or registrations with the Republic (the “Applicable Authorizations”), necessary for the Republic to execute, deliver and perform the Transaction Documents or the validity or enforceability thereof;

(ii) certifying that none of such Applicable Authorizations has been amended and that each of such Applicable Authorizations is in full force and effect;

(iii) attaching an incumbency certificate issued by the Secretary or Under-Secretary of Finance of the Republic, certifying as to the authority, incumbency and specimen signatures of the persons who have executed or will execute the Transaction Documents on behalf of the Republic; and

(iv) stating that the Registration Statement and the Final Prospectus (except the financial and statistical information contained therein) do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Final Prospectus as amended or supplemented as of any such time, in the light of the circumstances under which they were made) not misleading.

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(l) The Republic shall have advised the Dealer Managers promptly of (i) the occurrence of any event which could cause the Republic to withdraw, rescind or terminate the Transactions or would permit the Republic to exercise any right not to consummate the Transactions, (ii) any requirement after the date hereof to amend the Solicitation and Exchange Documents being used or any filing in connection with the Transactions pursuant to the Exchange Act or any applicable law, rule or regulation, (iii) the occurrence of any event, or the discovery of any fact which it believes would cause any representation or warranty contained in Section 4 to be untrue or inaccurate, (iv) its awareness of the issuance by any regulatory authority of any comment or order or the taking of any other action concerning the Transactions (and, if in writing, will have furnished the Dealer Managers with a copy thereof), (v) its awareness of any material developments in connection with the Transactions, including, without limitation, the commencement of any lawsuit relating to the Transactions and (vi) any other information relating to the Transactions, the Solicitation and Exchange Documents or this Agreement which the Dealer Managers may from time to time reasonably request.

(m) On the Settlement Date, as the Republic shall have executed, and the Trustee shall have authenticated the New Notes, and the Dealer Managers shall have received executed copies thereof.

(n) On the date hereof, the Dealer Managers shall have received evidence of the agreement of the person for the time being acting as, or discharging the function of, Banco de la Nación Argentina, to act as the Process Agent of the Republic, as described in Section 9 hereof.

(o) The New Notes shall be eligible for clearance and settlement through DTC, Euroclear, and Clearstream.

(p) On or prior to the Settlement Date, counsel for the Dealer Managers shall have been furnished with such other documents, opinions and certificates as they may reasonably require for the purpose of enabling them to pass upon the Transactions and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein.

(q) The Dealer Managers may waive, at their sole discretion and upon such terms as they deem appropriate, any of the conditions set forth above.

SECTION 6. Indemnification. In consideration of the engagement hereunder, the Republic and the Dealer Managers shall indemnify and hold each other harmless to the extent set forth in Annex A hereto, which provisions are incorporated by reference herein and constitute a part hereof. Annex A hereto is an integral part of this Agreement and shall survive any termination, expiration, assignment or cancellation of this Agreement or any failure to commence, or the withdrawal, rescission, termination or consummation of the Transactions.

SECTION 7. Survival. The agreements contained in Sections 2, 3, and 6 hereof and Annex A hereto and the representations and warranties of the Republic set forth in Section 4 hereof shall survive any termination, expiration or cancellation of this Agreement, any completion of the engagement provided by this Agreement or any investigation made on behalf of the Republic, the Dealer Managers or any indemnified person and shall survive the termination of the Transactions.

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SECTION 8. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. To the fullest extent permitted by applicable law, the Republic hereby irrevocably submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in the City of New York and the courts of the Republic (each, a “Specified Court”) in any suit or proceeding arising out of or relating to this Agreement or the Transactions (a “Related Proceeding”). The Republic irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to Related Proceedings brought in a Specified Court (excluding, for the avoidance of doubt, such actions, suits or proceedings relating to securities laws of the United States or any state thereof), whether on the grounds of venue, residence or domicile or on the ground that the Related Proceedings have been brought in an inconvenient forum. The Republic agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Republic, as applicable, and may be enforced in any court to the jurisdiction of which the Republic, as applicable, is subject by a suit upon such judgment.

SECTION 9. Service of Process. The Republic irrevocably appoints Banco de la Nación Argentina, at its office located at 225 Park Avenue, New York, New York, 10169, and, if such person is not maintained by the Republic as its agent for such purpose, the Republic will appoint CT Corporation System or another entity in the Borough of Manhattan in The City of New York, as its authorized agent (the “Process Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon the Process Agent, and written notice of such service to the Republic, as the case may be, by the person serving the same to the address provided in this Section 9, shall be deemed in every respect effective service of process upon the Republic in any such suit or proceeding. The Republic hereby represents and warrants that the Process Agent has accepted such appointment and has agreed to act as the Process Agent for service of process. The Republic further agrees to take any and all action as may be necessary to maintain such designation and appointment of the Process Agent in full force and effect for a period of five years from the date of this Agreement. For the avoidance of doubt, this Section 9 shall survive the delivery of and payment for the New Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Republic or the Dealer Managers. Notwithstanding anything contained herein to the contrary, neither such appointment of an authorized agent nor the waiver of immunity set forth in Section 10 below shall be interpreted to include suits, actions or proceedings brought under the U.S. federal securities laws or state securities laws.

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SECTION 10. Waiver of Sovereign Immunity.

(a) To the extent that the Republic or any of its revenues, assets or properties shall be entitled, in any jurisdiction in which any Specified Court is located, in which any Related Proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any Specified Court is located in which any suit, action or proceeding may at any time be brought for the purpose of enforcing or executing any final non-appealable judgment in any Related Proceeding (a “Related Judgment”), to any immunity from suit, from jurisdiction of any such court, from set-off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Republic hereby irrevocably waives such immunity, to the fullest extent permitted by the laws of such jurisdiction, including the Federal Sovereign Immunities Act of 1976, in respect of its obligations under the Transaction Documents and the Solicitation and Exchange Documents, except for actions arising out of or based on the U.S. federal securities laws or any state securities laws for which the Republic reserves the right to plead sovereign immunity under the Federal Sovereign Immunities Act of 1976; provided, however, that the above exception shall not in any way limit the ability of the Dealer Managers to exercise the rights of indemnification and contribution from the Republic set forth in Section 6 hereof; and provided, further, that such waiver of immunity shall not extend to, and the Republic shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any Related Judgment against: (i) any assets, reserves or accounts of the Central Bank of Argentina (Banco Central de la República Argentina); (ii) any property in the public domain located in the territory of Argentina that falls within the purview of Sections 234 and 235 of the Civil and Commercial Code of Argentina; (iii) any property located in or outside the territory of Argentina that provides an essential public service; (iv) any property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of Argentina, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 165 through 170 of Law No. 11,672, Complementaria Permanente de Presupuesto (t.o. 2014); (v) any property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961 and the Vienna Convention on Consular Relations of 1963, including, but not limited to, property, premises and bank accounts used by the missions of Argentina; (vi) any property used by a diplomatic, governmental or consular mission of the Republic; (vii) taxes, duties, levies, assessments, royalties or any other governmental charges imposed by Argentina, including the right of Argentina to collect any such charges; (viii) any property of a military character or under the control of a military authority or defense agency of Argentina; (ix) any property forming part of the cultural heritage of Argentina; and (x) property protected by any applicable sovereign immunity law.

(b) The Republic hereby irrevocably waives, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to this Agreement, the Existing Notes, the New Notes, the Indentures, the Supplemental Indenture(s) or the Final Prospectus, the posting of any bond or the furnishing, directly or indirectly, of any other security.

SECTION 11. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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SECTION 12. Judgment Currency. To the fullest extent permitted by law, the obligation of the Republic in respect of any amount due under this Agreement shall, notwithstanding any payment in any currency other than U.S. dollars (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Republic shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Republic not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect. The Republic agrees to indemnify each Dealer Manager, its directors, officers, affiliates and each person, if any, who controls such Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred as a result of any judgment or order being given or made for any amount due in connection with this Agreement and any such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Republic and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 13. Foreign Taxes. The Republic agrees with each of the Dealer Managers to make all payments to the Dealer Managers under the Transaction Documents without withholding or deduction for or on account of any present or future taxes, duties or other governmental charges in the nature of a tax (including any interest, additions to tax or penalties) imposed by the Republic, or any political subdivision or taxing authority thereof or therein or any jurisdiction from or through which the Republic makes a payment under the Transaction Documents, each a “Taxing Jurisdiction”, unless the Republic is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Republic shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction had been made, except to the extent that such taxes, duties or charges (a) were imposed due to some connection of a Dealer Manager with the Taxing Jurisdiction other than the mere entering into of this Agreement or receipt of payments hereunder or (b) would not have been imposed but for the failure of such Dealer Manager to comply with any reasonable certification, information, documentation, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction if such compliance is required or imposed by law or administrative practice as a precondition to an exemption from, or reduction in, such taxes, duties or other charges, provided, that (i) any such certification, information, documentation, identification, or other reporting requirements would not be materially more onerous, in form, procedure or substance, than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8BEN,W-8BEN-E,W-8ECI and W-9) and (ii) the Republic has notified the Dealer Managers in writing of such information or other reporting requirement at least 15 days before the applicable payment date. The Republic further agrees to indemnify and hold harmless the Dealer Managers against any documentary, stamp, income, gift, gross turnover, debits and credits, capital, assets, sales, transaction or similar issue tax, duty or other governmental charge in the nature of a tax, either present or future, imposed by the Republic or any political subdivision or taxing authority thereof or therein, including any interest and penalties, on the creation, holding, issue of the New Notes, and on the execution, delivery, performance and enforcement of the Transaction Documents.

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SECTION 14. Notices. Except as otherwise expressly provided in this Agreement, whenever notice is required by the provisions of this Agreement to be given, such notice shall be in writing addressed as follows and effective when received:

If to the Republic:

Republic of Argentina

Ministry of Economy

Hipólito Yrigoyen 250

Piso 10, Oficina 1029

1310 Buenos Aires

Argentina

Attention: Mr. Martín Guzman, Secretary of Finance

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Fax: (212) 225-3999

Attention: Andrés de la Cruz

If to the Dealer Managers:

BofA Securities, Inc.

The Hearst Building

214 North Tryon Street, 21st Floor

Charlotte, NC 28255

Fax: 980 388 0830

Attention: Liability Management Group

with a copy to:

BofA Securities, Inc.

One Bryant Park, 9th Floor

New York, New York 10036

Fax: (646) 855-5958

Attention: High Grade Transaction Management/Legal

and:

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Fax: (212) 525-0238

Telephone (212) 525-3652

Attention: Transaction Management Group

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SECTION 15. Advertisements. The Republic agrees that the Dealer Managers shall have the right to place advertisements in financial and other newspapers and journals at their own expense describing their services to the Republic hereunder, subject to the Republic’s prior written approval.

SECTION 16. Miscellaneous.

(a) This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this Agreement.

(b) This Agreement is solely for the benefit of the Republic and the Dealer Managers, and the indemnified persons, to the extent set forth in Annex A hereto and their respective successors, heirs and assigns, and no other person shall acquire or have any rights under or by virtue of this Agreement.

(c) If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants, and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Republic and the Dealer Managers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

(d) This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which, taken together, will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The obligations of the Dealer Managers hereunder are several and not joint. No Dealer Manager shall be liable for the acts or omissions of any other Dealer Manager.

SECTION 17. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Dealer Managers are required to obtain, verify and record information that identifies their respective clients, including the Republic, which information may include the name and address of their respective clients, as well as other information that will allow the Dealer Managers to properly identify their respective clients.

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SECTION 18. U.S. Special Resolution Regime. (a) In the event that any Dealer Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Dealer Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Dealer Manager that is a Covered Entity or a BHC Act Affiliate of such Dealer Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Dealer Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) The terms which follow, when used in this Section 18, shall have the meanings indicated.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd- Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

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If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to the Dealer Managers the enclosed duplicate originals hereof, whereupon this letter shall become a binding agreement between us.

Very truly yours,

BOFA SECURITIES, INC.

By:	/s/ Matthew Radley
	Name:	Matthew Radley
	Title:	Managing Director

HSBC SECURITIES (USA) INC.

By:	/s/ Diane Kenna
	Name:	Diane Kenna
	Title:	Managing Director

Accepted and agreed to as of the date first written above:

THE REPUBLIC OF ARGENTINA

By:	/s/ Martín Maximiliano Guzmán
	Name:	Martín Maximiliano Guzmán
	Title:	Minister of Economy of the Republic of Argentina

[Signature Page to Amended and Restated Dealer Manager Agreement]

ANNEX A

To Dealer Manager Agreement,

dated July 6, 2020 (the “Agreement”), among

BofA Securities, Inc., HSBC Securities (USA) Inc. and

The Republic of Argentina

The Republic shall indemnify and hold harmless the Dealer Managers, their respective affiliates, their respective officers, directors, employees, agents, and each person, if any, who controls a Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities, joint or several, to which any such indemnified person may become subject: (a) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Solicitation and Exchange Documents, the Incorporated Documents, or in any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, in the case of this clause (a), with respect solely to information relating to the Dealer Manager Information (as defined below), (b) caused by any breach by the Republic of any representation or warranty or failure to comply with any of the agreements set forth in the Agreement, (c) arising out of or based upon the transactions contemplated by the Agreement, or the performance by the Dealer Managers thereunder, including, without limitation, services and activities with regard to the Transactions prior to the date of this Agreement, or any action, claim, litigation, investigation (including, without limitation, any governmental or regulatory investigation) or proceedings relating to the foregoing (each and collectively, “Proceedings”), except, in the case of this clause (c), to the extent such losses, claims, damages, liabilities or expenses are finally judicially determined to have resulted from the bad faith, gross negligence or willful misconduct of such indemnified person, regardless of whether such indemnified person is a party thereto, or (d) any withdrawal, termination or cancellation by the Republic of, or failure by the Republic to, make or consummate the Transactions or any of the transactions contemplated thereby. The Republic also agrees to reimburse such indemnified person for any reasonable and documented legal or other reasonable and documented out-of-pocket expenses as they are incurred in connection with (i) investigating or defending any of the foregoing, whether or not resulting in any liability, and (ii) any amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever as set forth herein if such settlement is effected with the written consent of the Republic. As used herein, the term “Dealer Manager Information” shall mean the written information furnished to the Republic by such Dealer Manager expressly for use in the Solicitation and Exchange Documents, which in this case, shall be solely the name and address of such Dealer Managers as provided on the back cover of the Solicitation and Exchange Documents.

Each Dealer Manager, severally and not jointly, agrees to indemnify and hold harmless the Republic and each of its officials, including its authorized representative in the United States, against any and all losses, liabilities, claims, damages and expenses (as incurred, including reasonable attorneys’ fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, costs, claims, actions, demands, damages or expenses are caused by any untrue statement or alleged untrue statement of a material fact contained in the Solicitation and Exchange Documents, the Incorporated Documents or in any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon or in conformity with any Dealer Manager Information.

In case any Proceeding shall be brought or asserted against any indemnified person with respect to which indemnity may be sought from the indemnifying person hereunder, such indemnified person shall promptly notify the indemnifying person in writing; provided that: (a) the failure to give such notice shall not relieve the indemnifying person of its obligations pursuant to this Annex A except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and (b) such failure to notify the indemnifying person will not relieve the indemnifying person from any liability which it may have to such indemnified person otherwise than on account of this Annex A. Upon receiving such notice, the indemnifying person will be entitled to participate in any such Proceeding and to the extent that it shall desire, jointly with any other indemnifying party similarly notified, to assume at its sole expense the defense thereof, with counsel reasonably satisfactory to such indemnified person (who shall not, except with the consent of the indemnified person, be counsel to the indemnifying person, such consent not to be unreasonably withheld or delayed) to represent the indemnified person and any others entitled to indemnification pursuant to this Annex A that the indemnifying person may designate in such proceeding. In any such proceeding, any indemnified person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified person unless: (i) the indemnifying person shall not have employed counsel reasonably satisfactory to such indemnified person to represent such indemnified person within a reasonable time after notice of commencement of the Proceedings, (ii) the indemnifying person agrees in writing to pay such fees and expenses, (iii) the named parties in any such Proceeding (including any impleaded parties) include such indemnified person and the indemnifying person or its affiliates and such indemnified person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying person or its affiliates (in which case, if such indemnified person notifies the indemnifying person in writing, the indemnifying person shall not have the right to assume the defense thereof), or (iv) the named parties in any such Proceeding (including any impleaded parties) include such indemnified person and the indemnifying person or its affiliates and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; it being understood, however, that the indemnifying person shall not, in connection with any Proceeding or related Proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all indemnified persons, which firm shall be designated in writing by the Dealer Managers. The indemnifying person shall not effect, without the prior written consent of the Dealer Managers (which consent shall not be unreasonably withheld), any settlement of any pending or threatened Proceeding in respect of which indemnity could have been sought hereunder by an indemnified person unless such settlement (i) includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such Proceedings, and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any the indemnified person. The indemnifying person shall not be liable for any settlement of any Proceeding effected by an indemnified person without the indemnifying person’s written consent, but if settled with such consent, the indemnifying person agrees, subject to the provisions of this Annex A, to indemnify the indemnified person from and against any loss, damage or liability by reason of such settlement.

If for any reason the foregoing indemnification is unavailable to any indemnified person or insufficient in respect of any losses, claims, damages or liabilities referred to therein (other than in accordance with the terms of this Annex A), then, in lieu of indemnifying such indemnified person, the indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect (a) the relative benefits received by the indemnifying person on the one hand and such indemnified person on the other hand, or (b) if the allocation provided by clause (a) above is not permitted by applicable law, not only the relative benefits referred to in clause (a) above but also the relative fault of the indemnifying person on the one hand and such indemnified person on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Republic on the one hand and the Dealer Managers (including their respective affiliates, officers, directors employees, agents, and controlling persons) on the other hand shall be deemed to be in the same proportion as (i) the difference between the net present value of the aggregate principal amount of Existing Notes as of the date of the Agreement and the net present value of the aggregate principal amount of the New Notes after the consummation of the Transactions (not giving effect, with respect to the pre-Transaction and post-Transaction calculations, to any Existing Notes that are not amended and substituted or exchanged pursuant to the Transactions) bears to (ii) the maximum aggregate fees paid to the Dealer Managers in connection with the Transactions. The relative fault of the Republic on the one hand and the indemnified person on the other hand relating to an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, the Republic or its affiliates or the indemnified person and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Republic and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Annex A were determined by pro rata allocation (even if the Dealer Managers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this paragraph. The amount paid or payable by an indemnified person as a result of the losses, claims, damages and liabilities referred to in this paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified person in connection with any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity, reimbursement, and contribution obligations under this Annex A shall be in addition to any liability that any indemnifying party may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Republic, each Dealer Manager, any affiliate of a Dealer Manager, and any partner, director, officer, agent, employee or controlling person of a Dealer Manager or any such affiliate. Notwithstanding the foregoing, in no event shall any Dealer Manager be liable under the foregoing indemnity, reimbursement and contribution provisions in an amount in excess of the fees actually received by such Dealer Manager pursuant to the Transactions.

Capitalized terms used but not defined in this Annex A have the meanings assigned to such terms in the Agreement.

SCHEDULE I

Existing Notes

Existing Notes issued under the 2005 Indenture

ISIN	Description

US040114GL81	U.S. dollar-denominated Discounts due 2033 (New York law) issued in 2005 (the “USD 2033 Discount Bonds I”)

XS0501194756	U.S. dollar-denominated Discounts due 2033 (New York law) issued in 2010 (the “USD 2033 Discount Bonds II”)

XS0501195050	U.S. dollar-denominated Discounts due 2033 (New York law) issued in 2010 (the “USD 2033 Discount Bonds III”)

XS0205545840	Euro-denominated Discounts due 2033 (English law) issued in 2005 (the “Euro 2033 Discount Bonds I”)

XS0501195134	Euro-denominated Discounts due 2033 (English law) issued in 2010 (the “Euro 2033 Discount Bonds II”)

XS0501195308	Euro-denominated Discounts due 2033 (English law) issued in 2010 (the “Euro 2033 Discount Bonds III”)

US040114GK09	U.S. dollar-denominated Pars due 2038 (New York law) issued in 2005 (the “USD Par 2038 Bonds I”)

XS0501195647	U.S. dollar-denominated Pars due 2038 (New York law) issued in 2010 (the “USD Par 2038 Bonds II”)

XS0501195720	U.S. dollar-denominated Pars due 2038 (New York law) issued in 2010 (the “USD Par 2038 Bonds III”)

XS0205537581	Euro-denominated Pars due 2038 (English law) issued in 2005 (the “Euro Par 2038 Bonds I”)

XS0501195993	Euro-denominated Pars due 2038 (English law) issued in 2010 (the “Euro Par 2038 Bonds II”)

XS0501196025	Euro-denominated Pars due 2038 (English law) issued in 2010 (the “Euro Par 2038 Bonds III”)

Existing Notes issued under the 2016 Indenture

ISIN	Description

US040114GW47 (SEC)	U.S. dollar-denominated 6.875 per cent. International Bonds due 2021 (the “USD 2021 Bonds”)
USP04808AA23 (Reg S)

US040114HK99 (SEC)	U.S. dollar-denominated 5.625 per cent. International Bonds due 2022 (the “USD 2022 Bonds”)
USP04808AL87 (Reg S)

US040114HP86	U.S. dollar-denominated 4.625 per cent. International Bonds due 2023 (the “USD 2023 Bonds”)

XS1503160225	Euro-denominated 3.875 per cent. International Bonds due 2022 (the “Euro 2022 Bonds”)

XS1715303340	Euro-denominated 3.375 per cent. International Bonds due 2023 (the “Euro 2023 Bonds”)

CH0361824458	Swiss Franc-denominated 3.375 per cent. International Bonds due 2020 (the “CHF 2020 Bonds”)

US040114GX20 (SEC)	U.S. dollar-denominated 7.500 per cent. International Bonds due 2026 (the “USD 2026 Bonds”)
USP04808AC88 (Reg S)
US040114GS35 (144A)

US040114HL72 (SEC)	U.S. dollar-denominated 6.875 per cent. International Bonds due 2027 (the “USD 2027 Bonds”)
USP04808AM60 (Reg S)

US040114HQ69	U.S. dollar-denominated 5.875 per cent. International Bonds due 2028 (the “USD 5.875% 2028 Bonds”)

US040114HF05 (SEC)	U.S. dollar-denominated 6.625 per cent. International Bonds due 2028 (the “USD 6.625% 2028 Bonds”)
USP04808AJ32 (Reg S)

US040114HG87 (SEC)	U.S. dollar-denominated 7.125 per cent. International Bonds due 2036 (the “USD 2036 Bonds”)
USP04808AK05 (Reg S)
US040114HE30 (144A)

XS1503160498	Euro-denominated 5.000 per cent. International Bonds due 2027 (the “Euro 2027 Bonds”)

XS1715303779	Euro-denominated 5.250 per cent. International Bonds due 2028 (the “Euro 2028 Bonds”)

US040114GY03 (SEC)	U.S. dollar-denominated 7.625 per cent. International Bonds due 2046 (the “USD 2046 Bonds”)
USP04808AE45 (Reg S)
US040114GU80 (144A)

US040114HR43	U.S. dollar-denominated 6.875 per cent. International Bonds due 2048 (the “USD 2048 Bonds”)

US040114HN39 (SEC)	U.S. dollar-denominated 7.125 per cent. International Bonds due 2117 (the “USD 2117 Bonds”)
USP04808AN44 (Reg S)
US040114HM55 (144A)

XS1715535123	Euro-denominated 6.250 per cent. International Bonds due 2047 (the “Euro 2047 Bonds”)

SCHEDULE II

New Notes

•	U.S. dollar amortizing step-up bonds due 2030

•	Euro-denominated amortizing step-up bonds due 2030

•	U.S. dollar amortizing step-up bonds due 2035

•	Euro-denominated amortizing step-up bonds due 2035

•	U.S. dollar-denominated amortizing step-up bonds due 2038

•	Euro-denominated amortizing step-up bonds due 2038

•	U.S. dollar-denominated amortizing step-up bonds due 2041

•	Euro-denominated amortizing step-up bonds due 2041

•	U.S. dollar amortizing step-up bonds due 2046

•	Euro-denominated amortizing step-up bonds due 2046

•	U.S. dollar amortizing 1.000% bonds due 2030

•	Euro amortizing 0.500% bonds due 2030

SCHEDULE III

Jurisdictions

1.	Argentina

2.	Bahamas

3.	Canada

4.	Chile

5.	European Economic Area

6.	Germany

7.	Italy

8.	Japan

9.	Luxembourg

10.	Switzerland

11.	United Kingdom

12.	Uruguay

EXHIBIT A

Form of Opinion and Negative Assurance Letter of U.S. Counsel

July [●], 2020

BofA Securities, Inc.

One Bryant Park, 9th Floor

New York, New York 10036

Fax: (646) 855-5958

Attention: High Grade Transaction

Management/Legal

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Fax: (212) 525-0238

Telephone (212) 525-3652

Attention: Transaction Management Group

Ladies and Gentlemen:

We have acted as special United States counsel to the Republic of Argentina (the “Republic”) in connection with the Republic’s invitation to holders to submit orders to exchange eligible bonds (the “Eligible Bonds”) listed in the Prospectus Supplement (as defined below) for new bonds (the “New Bonds”), including consents to authorize the Trustee (as defined below) to modify Eligible Bonds of each series as set forth in the Invitation (as defined below) in each case, pursuant to the terms and subject to the conditions described in the Prospectus Supplement (as defined below) (the “Invitation”). Registration statement No. 333-237192 as amended as of its most recent effective date, July [●], 2020, and registration statement No. 333-219272 as of its most recent effective date, July [●], 2020, the date on which the most recent Form 18-K/A was filed as an amendment thereto, insofar as they relate to the New Bonds (as determined for purposes of Rule 430B(f)(2) or Rule 462(b), as applicable, under the Securities Act of 1933, as amended (the “Securities Act”)), including the documents incorporated by reference therein, are herein collectively called the “Registration Statements;” the related prospectus dated July [●], 2020, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Base Prospectus”; the prospectus supplement dated April 21, 2020, as amended and restated on July [●], 2020, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Prospectus Supplement.” The Base Prospectus and the Prospectus Supplement together are herein called the “Prospectus.” This opinion is furnished to you pursuant to Section 5(c) of the amended and restated dealer manager agreement dated as of July [●], 2020 (the “Dealer Manager Agreement”) among the Republic and BofA Securities, Inc. and HSBC Securities (USA) Inc., as dealer managers (the “Dealer Managers”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	a facsimile copy of the Dealer Manager Agreement;

(b)	the Registration Statements;

(c)	the Prospectus and the document listed in Schedule I hereto;

(d)

a facsimile copy of the indenture dated April 22, 2016 (the “2016 Indenture”) between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), a copy of which was incorporated by reference into the Registration Statements;

(e)

a facsimile copy of the trust indenture dated June 2, 2005, as amended or supplemented from time to time (the “2005 Indenture” and, together with the 2016 Indenture, the “Indentures”) between the Republic and the Bank of New York Mellon (formerly known as The Bank of New York), as trustee, the form of which was incorporated by reference into the Registration Statements;

(f)	the documents delivered to you by the Republic on the date hereof pursuant to the Dealer Manager Agreement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such other documents and other certificates of public officials and representatives of the Republic and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) that all agreements and documents we have examined have been duly authorized, executed and delivered pursuant to Argentine law, (ii) that each party has full power, authority and legal right to enter into such agreement or to issue such document, and to perform its obligations thereunder, (iii) that all signatures on all such agreements and documents are genuine, and (iv) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Republic in the Dealer Manager Agreement).

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Dealer Manager Agreement has been duly executed and delivered by the Republic under the law of the State of New York.

2. When the New Bonds have been duly authorized by the Republic and duly executed and authenticated in accordance with the 2005 Indenture or the 2016 Indenture, as applicable, and duly delivered by the Republic in exchange for or substitution of Eligible Bonds in the manner contemplated by the Prospectus Supplement, such New Bonds will constitute valid, binding and enforceable obligations of the Republic, entitled to the benefits of the 2005 Indenture or the 2016 Indenture, as applicable.

3. The execution and performance by the Republic of its obligations under the Dealer Manager Agreement and the commencement and consummation of the Invitation in the manner contemplated by the Prospectus Supplement will not (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States of America or the State of New York that in our experience normally would be applicable in relation to transactions of the type contemplated thereunder, except such as have been obtained or effected under the Securities Act (but we express no opinion relating to any state securities or Blue Sky laws), (b) result in a breach or violation of any of the terms and provisions of the Indentures, or (c) result in a violation of any United States federal or New York State law or published rule, regulation or judgment that in our experience normally would be applicable with respect to such issuance or performance (but we express no opinion relating to any state securities or Blue Sky laws).

4. Assuming validity under the laws of the Republic, under the laws of the State of New York relating to submission to jurisdiction, the Republic has, pursuant to Sections 8 and 9 of the Dealer Manager Agreement (i) validly and irrevocably submitted to the personal jurisdiction of any New York State or U.S. federal court located in the Borough of Manhattan, The City of New York in any action or proceeding arising out of or related to the Dealer Manager Agreement, (ii) to the fullest extent permitted by applicable law, validly and irrevocably waived any objection to the venue of any such action in any such court, and (iii) validly appointed the person from time to time discharging the function of Banco de la Nación Argentina as its initial authorized agent but solely for the purposes and subject to the limitations described in Section 9 of the Dealer Manager Agreement. Service of process effected in the manner set forth in Section 9 of the Dealer Manager Agreement will be effective to confer valid personal jurisdiction over the Republic in any such action or proceeding.

6. Assuming the validity of such action under the law of the Republic, the waiver by the Republic pursuant to Section 10 of the Dealer Manager Agreement of any immunity (including sovereign immunity, and immunity from pre-judgment attachment, post-judgment attachment and execution) from suit, action or proceeding or jurisdiction to which it may otherwise be entitled, with respect to any action, suit or proceeding arising out of or with respect to the Dealer Manager Agreement, is legal, valid and binding under New York and U.S. federal law, subject as set forth below.

7. The statements under the headings “Description of the Securities” in the Base Prospectus” considered together with the statements under the heading “Description of the New Bonds” in the Prospectus Supplement, insofar as such statements purport to summarize certain provisions of the New Bonds and the Indentures, provide a fair summary of such provisions.

8. The statements under the heading “Taxation—United States Federal Taxation,” in each of the Base Prospectus and the Prospectus Supplement considered together and with the documents listed in Schedule I, insofar as such statements purport to summarize federal income tax laws of the United States of America referred to thereunder, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the New Bonds.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Republic, (i) we have assumed that the Republic and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Republic regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable in relation to transactions of the type contemplated by the Dealer Manager Agreement), (ii) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (iii) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

We note that the enforceability of the waiver of immunities by the Republic set forth in Section 10 of the Dealer Manager Agreement is subject to the limitations imposed by the U.S. Foreign Sovereign Immunities Act of 1976. We express no opinion as to the enforceability of any such waiver of immunity to the extent that it purports to apply to any immunity to which the Republic may become entitled after the date thereof.

We also note that the designation in Section 8 of the Dealer Manager Agreement of the U.S. federal courts sitting in the Borough of Manhattan, The City of New York, as the venue for actions or proceedings relating to the Dealer Manager Agreement is (notwithstanding the waiver in Section 8 of the Dealer Manager Agreement) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such federal court is an inconvenient forum for such action or proceeding.

We express no opinion as to the enforceability of the terms and conditions of the New Bonds relating to currency indemnity.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We are furnishing this opinion letter to you, as Dealer Managers, solely for your benefit in your capacity as dealer managers in connection with the Invitation. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:
Andrés de la Cruz, a Partner

SCHEDULE I

•	Launch Free Writing Prospectus dated April 21, 2020, filed pursuant to Rule 433.

•	Correction of Typographical Errors and Inconsistencies Free Writing Prospectus dated May 1, 2020, filed pursuant to Rule 433.

•	Extension Free Writing Prospectus dated May 11, 2020, filed pursuant to Rule 433.

•	Extension Free Writing Prospectus dated May 21, 2020, filed pursuant to Rule 433.

•	Extension Free Writing Prospectus dated June 1, 2020, filed pursuant to Rule 433.

•	Extension Free Writing Prospectus dated June 12, 2020, filed pursuant to Rule 433.

•	Extension Free Writing Prospectus dated June 19, 2020, filed pursuant to Rule 433.

•	Launch Free Writing Prospectus dated July [●], 2020, filed pursuant to Rule 433.

•	[Any other Free Writing Prospectus amending or extending the Invitation.]

July [●], 2020

BofA Securities, Inc.

One Bryant Park, 9th Floor

New York, New York 10036

Fax: (646) 855-5958

Attention: High Grade Transaction Management/Legal

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Fax: (212) 525-0238

Telephone (212) 525-3652

Attention: Transaction Management Group

Ladies and Gentlemen:

We have acted as special United States counsel to the Republic of Argentina (the “Republic”) in connection with the Republic’s invitation to holders to submit orders to exchange eligible bonds (the “Eligible Bonds”) listed in the Prospectus Supplement (as defined below) for new bonds (the “New Bonds”), including consents to authorize the Bank of New York Mellon, as trustee, to modify Eligible Bonds of each series as set forth in the Invitation (as defined below) in each case, pursuant to the terms and subject to the conditions described in the Prospectus Supplement (as defined below) (the “Invitation”). Registration statement No. 333-237192 as amended as of its most recent effective date, July [●], 2020, and registration statement No. 333-219272 as of its most recent effective date, July [●], 2020, the date on which the most recent Form 18-K/A was filed as an amendment thereto, insofar as they relate to the New Bonds (as determined for purposes of Rule 430B(f)(2) or Rule 462(b), as applicable, under the Securities Act of 1933, as amended (the “Securities Act”)), including the documents incorporated by reference therein, are herein collectively called the “Registration Statements;” the related prospectus dated July [●], 2020, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Base Prospectus”; the prospectus supplement dated April 21, 2020, as amended and restated on July [●], 2020, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Prospectus Supplement.” The Base Prospectus and the Prospectus Supplement together are herein called the “Prospectus.” This opinion is furnished to you pursuant to Section 5(c) of the amended and restated dealer manager agreement dated as of July [●], 2020 (the “Dealer Manager Agreement”) among the Republic and BofA Securities, Inc. and HSBC Securities (USA) Inc., as dealer managers (the “Dealer Managers”).

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statements, the Prospectus and the documents listed in Schedule I hereto are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements, the Prospectus or the documents listed in Schedule I hereto (except to the extent expressly set forth in numbered paragraphs 7 and 8 of our opinion letter to you of even date herewith) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). We also are not passing upon and do not assume any responsibility for ascertaining whether or when any of the Prospectus or the documents identified in Schedule I hereto was conveyed to any person for purposes of Rule 159 under the Securities Act. We note that certain portions of the Registration Statements and the Prospectus have been included therein on the authority of officials of The Republic, and that we are not experts within the meaning of the Securities Act with respect to any portion of the Registration Statements and the Prospectus, including, without limitation, the financial, accounting or statistical data included therein.

However, in the course of our acting as special United States counsel to the Republic in connection with its preparation of the Registration Statements, the Prospectus (but excluding the documents incorporated by reference in each of them) and the documents listed in Schedule I hereto, we participated in conferences and telephone conversations with officials of the Republic, representatives of the Republic’s Argentine counsel, your representatives and representatives of your New York and Argentine counsel, during which conferences and telephone conversations the contents of the Registration Statements, the Prospectus and the documents listed in Schedule I hereto and related matters were discussed, and we reviewed the documents incorporated by reference in each of the Registration Statements, the Prospectus and certain records and documents furnished to us by the Republic.

Based on our participation in such conferences and telephone conversations and our review of such documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a) The Registration Statements (except the financial, accounting and statistical data included therein, as to which we express no view and Exhibit 99.C to the Republic’s Annual Report on Form 18-K for the Fiscal Year ended December 31, 2018 (the “Annual Report”), as to which we express no view), as of their most recent effective dates, and the Prospectus (except as aforesaid), as of the date thereof, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder.

(b) No information has come to our attention that causes us to believe that the Registration Statements (except the financial, accounting and statistical data included therein, as to which we express no view, and Exhibit 99.C to the Annual Report, as to which we express no view), as of their most recent effective date, July [●], 2020, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) No information has come to our attention that causes us to believe that the Prospectus, considered together with the documents listed in Schedule I hereto (except the financial, accounting and statistical data included therein, as to which we express no view, and Exhibit 99.C to the Annual Report, as to which we express no view) at [●]:[●] [a.m.][p.m.] New York time on July [●], 2020, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We confirm to you that (a) based solely upon our review of the Notices of Effectiveness on the website of the Commission, the Registration Statements are effective under the Securities Act, and (b) based solely upon a review of filings on the website of the Commission, no stop order with respect thereto has been issued by the Commission, and, to the best of our knowledge, no proceeding for that purpose has been instituted or threatened by the Commission.

We are furnishing this letter to you, as Dealer Managers, solely for your benefit in your capacity as Dealer Managers in connection with the Offer. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:
Andrés de la Cruz, a Partner

SCHEDULE I

•	Launch Free Writing Prospectus dated April 21, 2020, filed pursuant to Rule 433.

•	Correction of Typographical Errors and Inconsistencies Free Writing Prospectus dated May 1, 2020, filed pursuant to Rule 433.

•	Extension Free Writing Prospectus dated May 11, 2020, filed pursuant to Rule 433.

•	Extension Free Writing Prospectus dated May 21, 2020, filed pursuant to Rule 433.

•	Extension Free Writing Prospectus dated June 1, 2020, filed pursuant to Rule 433.

•	Extension Free Writing Prospectus dated June 12, 2020, filed pursuant to Rule 433.

•	Extension Free Writing Prospectus dated June 19, 2020, filed pursuant to Rule 433.

•	Launch Free Writing Prospectus dated July [●], 2020, filed pursuant to Rule 433.

•	[Any other Free Writing Prospectus amending or extending the Invitation.]

EXHIBIT B

Form of Opinion and Negative Assurance Letter of U.S. Counsel

[●], 2020

BofA Securities, Inc.

One Bryant Park, 9th Floor

New York, New York 10036

Fax: (646) 855-5958

Attention: High Grade Transaction Management/Legal

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Fax: (212) 525-0238

Telephone (212) 525-3652

Attention: Transaction Management Group

Ladies and Gentlemen:

We have acted as special United States counsel to the Republic of Argentina (the “Republic”) in connection with the Republic’s invitation to holders to submit orders to exchange eligible bonds (the “Eligible Bonds”) listed in the Prospectus Supplement (as defined below) for new bonds (the “New Bonds”), including consents to authorize the Trustee (as defined below) to modify Eligible Bonds of each series as set forth in the Invitation (as defined below) in each case, pursuant to the terms and subject to the conditions described in the Prospectus Supplement (as defined below) (the “Invitation”). Registration statement No. 333-237192 as amended as of its most recent effective date, July [●], 2020, the date on which the most recent Form 18-K/A was filed as an amendment thereto, and registration statement No. 333-219272 as of its most recent effective date, July [●], 2020, insofar as they relate to the New Bonds (as determined for purposes of Rule 430B(f)(2) or Rule 462(b), as applicable, under the Securities Act of 1933, as amended (the “Securities Act”)), including the documents incorporated by reference therein, are herein collectively called the “Registration Statements;” the related prospectus dated July [●], 2020, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Base Prospectus”; the prospectus supplement dated April 21, 2020, as amended and restated on July [●], 2020, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Prospectus Supplement.” The Base Prospectus and the Prospectus Supplement together are herein called the “Prospectus.” This opinion is furnished to you pursuant to Section 5(c) of the amended and restated dealer manager agreement dated as of July [●], 2020 (the “Dealer Manager Agreement”) among the Republic and BofA Securities, Inc. and HSBC Securities (USA) Inc., as dealer managers (the “Dealer Managers”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	a facsimile copy of the Dealer Manager Agreement;

(b)	the Registration Statements;

(c)	the Prospectus and the documents listed in Schedule I hereto;

(d)

a facsimile copy of the indenture dated April 22, 2016 (the “2016 Indenture”) between the Republic and The Bank of New York Mellon, as trustee (the “Trustee”), a copy of which was incorporated by reference into the Registration Statements;

(e)

a facsimile copy of the trust indenture dated June 2, 2005, as amended or supplemented from time to time (the “2005 Indenture” and, together with the 2016 Indenture, the “Indentures”) between the Republic and the Bank of New York Mellon (formerly known as The Bank of New York), as trustee, the form of which was incorporated by reference into the Registration Statements;

(f)	a facsimile copy of the second and third supplemental indentures to the 2005 Indenture (the “2005 Supplemental Indentures”);

(g)

a facsimile copy of the first and second supplemental indenture to the 2016 Indenture (the “2016 First Supplemental Indentures” and together with the 2005 First Supplemental Indentures, the “Supplemental Indentures”).

(h)	a facsimile copy of the executed authorization relating to the New Bonds pursuant to Section 2.1 of the 2005 Indenture, dated [●], 2020;

(i)	a facsimile copy of the executed authorization relating to the New Bonds pursuant to Section 2.1 of the 2016 Indenture, dated [●], 2020;

(j)	a facsimile copy of the New Bonds in global form as executed by the Republic; and

(k)	the documents delivered to you by the Republic on the date hereof pursuant to the Dealer Manager Agreement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such other documents and other certificates of public officials and representatives of the Republic and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) that all agreements and documents we have examined have been duly authorized, executed and delivered pursuant to Argentine law, (ii) that each party has full power, authority and legal right to enter into such agreement or to issue such document, and to perform its obligations thereunder, (iii) that all signatures on all such agreements and documents are genuine, and (iv) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Republic in the Dealer Manager Agreement).

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Dealer Manager Agreement has been duly executed and delivered by the Republic under the law of the State of New York.

2. The Indentures and the Supplemental Indentures have been duly executed and delivered by the Republic under the law of the State of New York and are valid, binding and enforceable agreements of the Republic.

3. The New Bonds have been duly executed and delivered by the Republic under the laws of the State of New York and, assuming their due authentication in accordance with the terms of the 2005 Indenture or the 2016 Indenture, as applicable, and delivery in exchange for or substitution of Eligible Securities in the manner contemplated by the Prospectus Supplement, are valid, binding and enforceable obligations of the Republic, entitled to the benefits of the 2005 Indenture or the 2016 Indenture, as applicable.

4. The issuance and delivery of the New Bonds pursuant to the Invitation do not, and the execution and performance by the Republic of its obligations under the Dealer Manager Agreement, the Indentures and the New Bonds, will not (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States of America or the State of New York that in our experience normally would be applicable in relation to transactions of the type contemplated thereunder, except such as have been obtained or effected under the Securities Act (but we express no opinion relating to any state securities or Blue Sky laws), (b) result in a breach or violation of any of the terms and provisions of the Indentures, or (c) result in a violation of any United States federal or New York State law or published rule, regulation or judgment that in our experience normally would be applicable with respect to such issuance or performance (but we express no opinion relating to any state securities or Blue Sky laws).

5. Assuming validity under the laws of the Republic, under the laws of the State of New York relating to submission to jurisdiction, the Republic has, pursuant to Sections 8 and 9 of the Dealer Manager Agreement, Sections 12.7, 12.8, 12.9, 12.10 and 12.11 of the 2005 Indenture, Section 9.7 of the 2016 Indenture and the terms and conditions of the New Bonds, (i) validly and irrevocably submitted to the personal jurisdiction of any New York State or U.S. federal court located in the Borough of Manhattan, The City of New York in any action or proceeding arising out of or related to the Dealer Manager Agreement, the Indentures or the New Bonds commenced by any Dealer Manager, the Trustee or any holder of the New Bonds, (ii) to the fullest extent permitted by applicable law, validly and irrevocably waived any objection to the venue of any such action in any such court, and (iii) validly appointed the person from time to time discharging the function of Banco de la Nación Argentina as its initial authorized agent but solely for the purposes and subject to the limitations described in Section 9 of the Dealer Manager Agreement, Sections 12.9 and 12.11 of the 2005 Indenture, Section 9.7 of the 2016 Indenture and the terms and conditions of the New Bonds. Service of process effected in the manner set forth in Section 9 of the Dealer Manager Agreement, Section 12.9 of the 2005 Indenture, Section 9.7 of the 2016 Indenture and the terms and conditions of the New Bonds will be effective to confer valid personal jurisdiction over the Republic in any such action or proceeding.

6. Assuming the validity of such action under the law of the Republic, the waiver by the Republic pursuant to Section 10 of the Dealer Manager Agreement, Section 12.10 of the 2005 Indenture, Section 9.7 of the 2016 Indenture and the terms and conditions of the New Bonds of any immunity (including sovereign immunity, and immunity from pre-judgment attachment, post-judgment attachment and execution) from suit, action, proceeding or jurisdiction to which it may otherwise be entitled, with respect to any action, suit or proceeding arising out of or with respect to the Dealer Manager Agreement, the Indentures or the New Bonds, respectively, is legal, valid and binding under New York and U.S. federal law, subject as set forth below.

7. The statements under the headings “Description of the Securities” in the Base Prospectus” considered together with the statements under the heading “Description of the New Bonds” in the Prospectus Supplement, insofar as such statements purport to summarize certain provisions of the New Bonds and the Indentures, provide a fair summary of such provisions.

8. The statements under the heading “Taxation—United States Federal Taxation,” in each of the Base Prospectus and the Prospectus Supplement considered together and with the documents listed in Schedule I, insofar as such statements purport to summarize federal income tax laws of the United States of America referred to thereunder, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the New Bonds.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Republic, (i) we have assumed that the Republic and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Republic regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable in relation to transactions of the type contemplated by the Dealer Manager Agreement), (ii) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (iii) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

We note that the enforceability of the waiver of immunities by the Republic set forth in Section 10 of the Dealer Manager Agreement, Section 12.10 of the 2005 Indenture, Section 9.7 of the 2016 Indenture and the terms and conditions of the New Bonds, is subject to the limitations imposed by the U.S. Foreign Sovereign Immunities Act of 1976. We express no opinion as to the enforceability of any such waiver of immunity to the extent that it purports to apply to any immunity to which the Republic may become entitled after the date thereof.

We also note that the designation in Section 8 of the Dealer Manager Agreement, Section 12.8 of the 2005 Indenture, Section 9.7 of the 2016 Indenture and the terms and conditions of the New Bonds of the U.S. federal courts sitting in the Borough of Manhattan, The City of New York, as the venue for actions or proceedings relating to the Dealer Manager Agreement, the Indentures or the New Bonds (notwithstanding the waiver in Section 8 of the Dealer Manager Agreement, Section 12.8 of the 2005 Indenture, Section 9.7 of the 2016 Indenture and the terms and conditions of the New Bonds) are subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such federal court is an inconvenient forum for such action or proceeding.

In addition, we note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.

We express no opinion as to the enforceability of the terms and conditions of the New Bonds relating to currency indemnity.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We are furnishing this opinion letter to you, as Dealer Managers, solely for your benefit in your capacity as dealer managers in connection with the Invitation. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours, CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:
Andrés de la Cruz, a Partner

[SCHEDULE I]

•	Launch Free Writing Prospectus dated April 21, 2020, filed pursuant to Rule 433.

•	Correction of Typographical Errors and Inconsistencies Free Writing Prospectus dated May 1, 2020, filed pursuant to Rule 433.

•	Extension Free Writing Prospectus dated May 11, 2020, filed pursuant to Rule 433.

•	Extension Free Writing Prospectus dated May 21, 2020, filed pursuant to Rule 433.

•	Extension Free Writing Prospectus dated June 1, 2020, filed pursuant to Rule 433.

•	Extension Free Writing Prospectus dated June 12, 2020, filed pursuant to Rule 433.

•	Extension Free Writing Prospectus dated June 19, 2020, filed pursuant to Rule 433.

•	Launch Free Writing Prospectus dated July [●], 2020, filed pursuant to Rule 433.

•	[Any other Free Writing Prospectus amending or extending the Invitation.]

•	[Settlement Free Writing Prospectus dated [●], announcing the final results of the Invitation, filed pursuant to Rule 433.]

[●], 2020

BofA Securities, Inc.

One Bryant Park, 9th Floor

New York, New York 10036

Fax: (646) 855-5958

Attention: High Grade Transaction Management/Legal

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Fax: (212) 525-0238

Telephone (212) 525-3652

Attention: Transaction Management Group

Ladies and Gentlemen:

We have acted as special United States counsel to the Republic of Argentina (the “Republic”) in connection with the Republic’s invitation to holders to submit orders to exchange eligible bonds (the “Eligible Bonds”) listed in the Prospectus Supplement (as defined below) for new bonds (the “New Bonds”), including consents to authorize the Bank of New York Mellon, as trustee, to modify Eligible Bonds of each series as set forth in the Invitation (as defined below) in each case, pursuant to the terms and subject to the conditions described in the Prospectus Supplement (as defined below) (the “Invitation”). Registration statement No. 333-237192 as amended as of its most recent effective date, July [●], 2020, the date on which the most recent Form 18-K/A was filed as an amendment thereto, and registration statement No. 333-219272 as of its most recent effective date, July [●], 2020, insofar as they relate to the New Bonds (as determined for purposes of Rule 430B(f)(2) or Rule 462(b), as applicable, under the Securities Act of 1933, as amended (the “Securities Act”)), including the documents incorporated by reference therein, are herein collectively called the “Registration Statements;” the related prospectus dated April [●], 2020, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Base Prospectus”; the prospectus supplement dated April 21, 2020, as amended and restated on July [●], 2020 as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Prospectus Supplement.” The Base Prospectus and the Prospectus Supplement together are herein called the “Prospectus.” This opinion is furnished to you pursuant to Section 5(c) of the amended and restated dealer manager agreement dated as of July [●], 2020 (the “Dealer Manager Agreement”) among the Republic and BofA Securities, Inc. and HSBC Securities (USA) Inc., as dealer managers (the “Dealer Managers”).

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statements, the Prospectus and the documents listed in Schedule I hereto are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements, the Prospectus or the documents listed in Schedule I hereto (except to the extent expressly set forth in numbered paragraphs [7 and 8] of our opinion letter to you of even date herewith) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). We also are not passing upon and do not assume any responsibility for ascertaining whether or when any of the Prospectus or the documents identified in Schedule I hereto was conveyed to any person for purposes of Rule 159 under the Securities Act. We note that certain portions of the Registration Statements and the Prospectus have been included therein on the authority of officials of The Republic, and that we are not experts within the meaning of the Securities Act with respect to any portion of the Registration Statements and the Prospectus, including, without limitation, the financial, accounting or statistical data included therein.

However, in the course of our acting as special United States counsel to the Republic in connection with its preparation of the Registration Statements, the Prospectus (but excluding the documents incorporated by reference in each of them) and the documents listed in Schedule I hereto, we participated in conferences and telephone conversations with officials of the Republic, representatives of the Republic’s Argentine counsel, your representatives and representatives of your New York and Argentine counsel, during which conferences and telephone conversations the contents of the Registration Statements, the Prospectus and the documents listed in Schedule I hereto and related matters were discussed, and we reviewed the documents incorporated by reference in each of the Registration Statements, the Prospectus and certain records and documents furnished to us by the Republic.

Based on our participation in such conferences and telephone conversations and our review of such documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a) The Registration Statements (except the financial, accounting and statistical data included therein, as to which we express no view and Exhibit 99.C to the Republic’s Annual Report on Form 18-K for the Fiscal Year ended December 31, 2018 (the “Annual Report”), as to which we express no view), as of their most recent effective date, [•], 2020, and the Prospectus (except as aforesaid), as of the date thereof, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder.

(b) No information has come to our attention that causes us to believe that the Registration Statements (except the financial, accounting and statistical data included therein, as to which we express no view, and Exhibit 99.C to the Annual Report, as to which we express no view), as of their most recent effective date, July [●], 2020, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) No information has come to our attention that causes us to believe that the Prospectus, considered together with the documents listed in Schedule I hereto (except the financial, accounting and statistical data included therein, as to which we express no view, and Exhibit 99.C to the Annual Report, as to which we express no view) at [●]:[●] [a.m.][p.m.] New York time on [●], 2020, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We confirm to you that (a) based solely upon our review of the Notices of Effectiveness on the website of the Commission, the Registration Statements are effective under the Securities Act, and (b) based solely upon a review of filings on the website of the Commission, no stop order with respect thereto has been issued by the Commission, and, to the best of our knowledge, no proceeding for that purpose has been instituted or threatened by the Commission.

We are furnishing this letter to you, as Dealer Managers, solely for your benefit in your capacity as Dealer Managers in connection with the Offer. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:
Andrés de la Cruz, a Partner

SCHEDULE I

•	Launch Free Writing Prospectus dated April [●], 2020, filed pursuant to Rule 433.

•	[Any other Free Writing Prospectus amending or extending the Offer.]

•	Launch Free Writing Prospectus dated July [●], 2020, filed pursuant to Rule 433.

•	[Issuer Free Writing Prospectus dated [●], announcing the final results of the Offer, filed pursuant to Rule 433.]

EXHIBIT C

Form of Opinion of Treasury Attorney General

[●] de julio de 2020

A:

BofA Securities, Inc.

One Bryant Park, 9th Floor

New York, New York 10036

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Se solicitó la opinión legal del Procurador del Tesoro de la Nación en relación con el Acuerdo Reordenado y Modificado con los Agentes Colocadores (Dealer Manager Agreement) celebrado entre la República, BofA Securities, Inc. y HSBC Securities (USA) Inc. (conjuntamente, los “Agentes Colocadores”) de fecha [●] de julio de 2020 (el “Acuerdo”), vinculado a la operación mediante la cual la República Argentina (la “República”) invitará a los tenedores de los títulos valores identificados en el Anexo I del Acuerdo (los “Títulos Elegibles”) a canjear sus Títulos Elegibles, y prestar su consentimiento a la modificación y sustitución de los términos de los Títulos Elegibles que no son canjeados en forma voluntaria, por nuevos títulos de deuda (los “Nuevos Títulos de Deuda”), como se describe en los Documentos de Solicitud y Canje (tal como se define dicho término en la Sección 1(a) del Acuerdo) (la “Solicitud”).

La presente opinión se expresa únicamente sobre la base del análisis de los documentos enumerados a continuación y de conformidad con la normativa argentina pertinente en vigencia a la fecha de la presente; por lo tanto, no expreso opinión alguna salvo respecto de las leyes de la República. A los efectos de la presente opinión, he asumido (excepto respecto de aquellos asuntos sobre los que tengo conocimiento personal): (a) que cada uno de los documentos que examiné al emitir la presente opinión y todo otro documento a ser suscrito y entregado en relación con las modificaciones de los Títulos Elegibles y la emisión, formalización y entrega de los Nuevos Títulos de Deuda (además de por la República) fueron y continuarán estando debidamente autorizados, suscritos y entregados por la parte o las partes adecuadas de los mismos (además de la República) y que cada una de dichas partes (además de la República) tiene todo el poder, capacidad y facultad legal necesarios para suscribir dichos documentos de los que es parte y cumplir con sus obligaciones en virtud de cada uno de los documentos de los que es parte; y (b) la autenticidad de todos los documentos que examiné (y la integridad y conformidad con los originales de cualquier copia de ellos que se me presentó) y la autenticidad de todas las firmas (salvo en el caso de las firmas de los funcionarios de la República). En especial, en la medida en que la ley de Nueva York o la ley federal de los Estados Unidos sea relevante para la opinión expresada a continuación, me he basado, sin realizar ninguna investigación independiente, en la opinión de los abogados especializados del estudio Cleary Gottlieb Steen & Hamilton LLP, con sede en los Estados Unidos de América, que asiste legalmente a la República.

Para llegar a la opinión expresada a continuación, he tenido en cuenta las siguientes normas, leyes, decretos, resoluciones, documentos e instrumentos (en el caso de cada documento o instrumento en otro idioma, su traducción al español pública o no oficial publicada o suministrada por el Ministerio de Economía de la Nación):

(a) el Acuerdo;

(b) las declaraciones de registro en el Anexo B (Registration Statement on Schedule B) (N° 333-219272 y N° 333-237192) presentadas bajo la Ley de Títulos de Estados Unidos (Securities Act) (la “Ley de Títulos de Estados Unidos”) por la República ante la Comisión de Valores de los Estados Unidos (Securities and Exchange Commission) el 13 de julio de 2017 y 16 de marzo de 2020, respectivamente, según sus enmiendas;

(c) el prospecto base incluido en la declaración de registro en el Anexo B (N° 333-237192) (el “Prospecto Base”);

(d) el suplemento de prospecto, tal como fuera modificado o complementado, incluyendo los documentos allí incorporados por referencia (el “Suplemento de Prospecto” y, junto con el Prospecto Base, el “Prospecto”);

(e) el acuerdo de fideicomiso (Trust Indenture) de fecha 2 de junio de 2005 (y sus enmiendas, el “Acuerdo de Fideicomiso de 2005”) entre la República y the Bank of New York Mellon (antes denominado The Bank of New York), como fiduciario, y el Acuerdo de Fideicomiso de fecha 22 de abril de 2016 (y sus enmiendas, el “Acuerdo de Fideicomiso de 2016” y, conjuntamente con el Acuerdo de Fideicomiso de 2005, los “Acuerdos de Fideicomiso”) entre la República y the Bank of New York Mellon, como fiduciario (el “Fiduciario”);

(f) los modelos de los Nuevos Títulos de Deuda; y

(g) todas las normas relevantes de la Constitución de la Nación Argentina y todas las leyes, decretos y resoluciones relevantes de la República y demás actos administrativos mediante los cuales se aprobaron las modificaciones a los Títulos Elegibles y la emisión de los Nuevos Títulos de Deuda, incluyendo, de manera no exhaustiva, los siguientes:

i.	la Constitución de la Nación Argentina;

ii.	el Código Civil y Comercial de la Nación, en particular sus Artículos 234 y 235;

iii.	el Código Procesal Civil y Comercial de la Nación, en particular sus Artículos 1, 2, 517, 518 y 519;

iv.	la Ley Nº 11.672 Complementaria Permanente de Presupuesto (t.o. 2014), en particular sus Artículos 53 y 165 a 170;

v.	la Ley N° 24.156 de Administración Financiera y de los Sistemas de Control del Sector Público Nacional, en particular sus Artículos 60 y 65;

vi.	la Ley N° 27.541 de Solidaridad Social y Reactivación Productiva en el Marco de la Emergencia Pública, en particular su Título II, Artículo 3;

vii.	la Ley N° 27.467 de Presupuesto de gastos y recursos de la Administración Nacional 2019 y el Decreto N° 4/2020;

viii.	la Ley N° 27.544 de Restauración de la Sostenibilidad de la Deuda Pública Emitida bajo Ley Extranjera;

ix.	la Resolución N° 71/2020 de fecha 14 de febrero de 2020 del Ministerio de Economía de la Nación;

x.	el Decreto N° 250/2020 de fecha 9 de marzo de 2020, en particular los Artículos 1 y 2;

xi.	la Resolución N° 130/2020 de fecha 10 de marzo de 2020 del Ministerio de Economía de la Nación, en particular los Artículos 1 a 5 y 8;

xii.	la Resolución N° 185/2020 de fecha 16 de abril de 2020 del Ministerio de Economía de la Nación;

xiii.	el Decreto 391/2020 de fecha 21 de abril de 2020; y

xiv.	el Decreto [●]/2020 de fecha [●] de julio de 2020.

Teniendo en cuenta lo que antecede y en función de la investigación que consideré necesaria, es mi opinión que en virtud de la normativa vigente de la República:

(a) El inicio y perfeccionamiento de la Solicitud, la instrumentación, implementación y perfeccionamiento de las modificaciones a los Títulos Elegibles y la emisión y entrega de los Nuevos Títulos de Deuda conforme a los términos de la Solicitud y la formalización y entrega de los documentos de la transacción (“Documentos de la Transacción”, conforme el significado que se le asigna al término en inglés Transaction Documents bajo el Acuerdo), los documentos de solicitud y canje (los “Documentos de Solicitud y Canje”, conforme el significado que el término Solicitation and Exchange Documents tiene bajo el Acuerdo) y todo otro documento formalizado y/o publicado por la República en virtud del Acuerdo y de los Documentos de la Transacción, y el cumplimiento de los términos de los mismos han sido debidamente aprobados por la República y constituirán obligaciones válidas y legalmente vinculantes de la República, exigibles a la República de acuerdo con sus respectivos términos.

(b) La formalización y entrega por parte de la República de los Documentos de la Transacción y el cumplimiento por parte de la República con los términos y condiciones allí previstos y el perfeccionamiento de las transacciones contempladas bajo los Documentos de la Transacción y los Documentos de Solicitud y Canje no (i) contravienen ninguna disposición de ningún tratado, convención, ley, decreto, reglamentación, ni ninguna orden judicial o decisión de una autoridad equivalente notificada o publicada que sea vinculante para la República, (ii) violan ninguna disposición de ningún contrato, convenio o instrumento del que la República o cualquier Organismo Gubernamental (Argentine Govermental Agency, tal como se la define en el Acuerdo) sea parte del que tenga conocimiento, que se infringiría o violaría sustancialmente, o en virtud del cual surgiría un incumplimiento o se establecería una moratoria con respecto a cualquier obligación de la República o cualquier Organismo Gubernamental o (iii) resultaría en la creación de ningún gravamen o impedimento sobre bienes de titularidad de la República, excepto, en los supuestos previstos en los ítems (i) y (ii) anteriores, aquellas violaciones e incumplimientos que, individual o conjuntamente, no sean sustanciales para la República.

(c) No se requiere ningún consentimiento, autorización, orden o cualquier otra aprobación por parte de un Organismo Gubernamental o cualquier tercero para (i) la debida formalización, entrega y cumplimiento por parte de la República de los Documentos de la Transacción, el inicio y perfeccionamiento de la Solicitud, tal como se contempla en los Documentos de la Transacción y en los Documentos de Solicitud y Canje; (ii) la realización de las modificaciones a los Títulos Elegibles o la emisión y entrega de los Nuevos Títulos de Deuda por parte de la República, tal como se contempla en los Documentos de Solicitud y Canje; como tampoco para (iii) la validez o exigibilidad de los Documentos de la Transacción, incluyendo lo previsto en: (a) la Ley Nº 11.672 Complementaria Permanente de Presupuesto (t.o. 2014), en particular sus Artículos 53 y 165 a 170; (b) la Ley N° 24.156 de Administración Financiera y de los Sistemas de Control del Sector Público Nacional, en particular sus Artículos 61 y 65 y su reglamentación en el Decreto N° 1344/2007; (c) la Ley N° 27.541 de Solidaridad Social y Reactivación Productiva en el Marco de la Emergencia Pública, en particular su Título II, Artículo 3; (d) la Ley N° 27.467 que regula el presupuesto para el año 2020 en virtud del Decreto N° 4/2020; (e) la Ley N° 27.544 y la Resolución N° 71/2020 del Ministerio de Economía de la Nación aprobando la restauración de la sostenibilidad de la deuda pública emitida bajo ley extranjera; (f) el Decreto N° 250/2020 de fecha 9 de marzo de 2020, sujeto al procedimiento previsto en la Ley N° 26.122; (g) la Resolución N° 130/2020 de fecha 10 de marzo de 2020 del Ministerio de Economía de la Nación, en particular los Artículos 1 a 5; (h) la Resolución N° 185/2020 de fecha 16 de abril de 2020 del Ministerio de Economía de la Nación; (i) el Decreto 391/2020 de fecha 21 de abril de 2020; y (j) el Decreto [●]/2020 de fecha [●] de julio de 2020, todo lo cual ha sido debidamente obtenido y se encuentra en plena vigencia y efecto a la fecha de la presente opinión.

(d) Con la salvedad de lo que se establece en los Documentos de Solicitud y Canje, no existe ninguna acción o procedimiento alguno que afecte a la Solicitud, a la República o a cualquier Organismo Gubernamental ante cualquier tribunal, organismo gubernamental o árbitro que, individualmente o en conjunto, pueda tener un efecto sustancialmente adverso en la situación financiera de la República o que pueda afectar la legalidad, validez o exigibilidad de los Documentos de la Transacción o la capacidad de la República de cumplir con sus obligaciones bajo los Documentos de la Transacción o aquellos que resulten materiales en el contexto de la Solicitud.

(e) La formalización y entrega del Acuerdo y de todo otro documento a ser formalizado y entregado por la República en virtud de la transacción, el inicio y el perfeccionamiento de la Solicitud, la adopción de las modificaciones a los Títulos Elegibles y la emisión y entrega de los Nuevos Títulos de Deuda y el cumplimiento de los términos y condiciones de los Nuevos Títulos de Deuda, según corresponda, constituyen actos de naturaleza comercial (iure gestionis) antes que de naturaleza pública o soberana (iure imperii); en virtud de las leyes de la República, ni la República ni ninguno de sus bienes, sujeto a lo que se describe a continuación, goza de inmunidad alguna con respecto a la jurisdicción de cualquier tribunal, a compensación o a cualquier proceso judicial; salvo que, no obstante ello, la República tendrá inmunidad con relación a la ejecución de los bienes que se detallan a continuación: (i) cualquier bien, reserva o cuenta del Banco Central de la República Argentina; (ii) cualquier bien perteneciente al dominio público localizado en el territorio de la República, incluyendo los comprendidos en los Artículos 234 y 235 del Código Civil y Comercial de la Nación; (iii) cualquier bien localizado dentro o fuera del territorio de la República que preste un servicio público esencial; (iv) cualquier bien (ya sea en forma de dinero en efectivo, depósitos bancarios, títulos valores, obligaciones de terceros o cualquier otro método de pago) de la República, sus organismos gubernamentales y demás entidades gubernamentales relacionadas con la ejecución del presupuesto nacional, dentro del alcance los Artículos 165 a 170 de la Ley N° 11.672 Complementaria Permanente de Presupuesto (t.o. 2014); (v) cualquier bien alcanzado por los privilegios e inmunidades de la Convención de Viena sobre Relaciones Diplomáticas del año 1961 y la Convención de Viena sobre las Relaciones Consulares del año 1963, incluyendo, sin limitación, bienes, establecimientos y cuentas de las misiones de la República Argentina; (vi) cualquier bien utilizado por una misión diplomática, gubernamental o consular de la República; (vii) impuestos y/o regalías adeudadas a la República y los derechos de la República para recaudar impuestos y/o regalías; (viii) cualquier bien de carácter militar o bajo el control de una autoridad militar u organismo de defensa de la Argentina; (ix) cualquier bien que forme parte de la herencia cultural de la Argentina; y (x) cualquier bien protegido por una ley de inmunidad soberana aplicable. Una sentencia contra la República de un tribunal en los Estados Unidos que cumpla los requisitos de los Artículos 517 a 519 del Código Procesal Civil y Comercial de la Nación puede ser ejecutada en los tribunales de la República de acuerdo con las leyes de la República, tomando en cuenta y de conformidad con (i) la Ley de Consolidación de Deuda Pública N° 23.982, en especial el Artículo 22, (ii) la Ley N° 3.952, conforme fuera modificada por la Ley N° 25.344, y (iii) la Ley N° 11.672 Complementaria Permanente de Presupuesto (t.o. 2014), en especial los Artículos 165 a 170. La renuncia a inmunidad por parte de la República, la designación del Agente Autorizado para el diligenciamiento de notificaciones, la aceptación por parte de la República de la jurisdicción de los tribunales federales o estatales de los Estados Unidos de América con sede en el condado de Manhattan, Ciudad de Nueva York, Estados Unidos de América (con respecto a los Nuevos Títulos de Deuda regidos por la ley de Nueva York), y los tribunales de la República (con respecto a todos los Nuevos Títulos de Deuda) y la elección de la ley de Nueva York como ley aplicable conforme a lo establecido en los Documentos de la Transacción y en los términos y condiciones de los Nuevos Títulos de Deuda, son obligaciones válidas y vinculantes para la República de conformidad con las leyes de la República.

(f) Los Documentos de la Transacción tienen o tendrán, según corresponda, y los Nuevos Títulos de Deuda tendrán, una vez efectuada su debida formalización, autenticación, emisión y entrega conforme a la Solicitud, la forma legal correcta de conformidad con la normativa de la República para su exigibilidad en la República contra la República, siempre y cuando las formalidades legales aplicables en la jurisdicción donde se ejecuten o se ejecutarán se hayan cumplido.

(g) No es necesario para garantizar la legalidad, validez, exigibilidad o admisibilidad como prueba en la República de los Documentos de la Transacción o de los Nuevos Títulos de Deuda a ser emitidos conforme a la Solicitud, que los Documentos de la Transacción o dichos Nuevos Títulos de Deuda sean registrados, archivados o presentados ante cualquier tribunal u otra autoridad en la República o sean protocolizados, o, tal como se describe en el Dictamen N° [IF-2020-26275189-APN-DNI #MEC] de la Dirección Nacional de Impuestos del Ministerio de Economía de la Nación, que cualquier impuesto de sellos o impuesto, retención, gravamen o cargo similar sea pagado sobre o con respecto a los Documentos de la Transacción, los Nuevos Títulos de Deuda o cualquier otro documento o instrumento en virtud de ellos, excepto cualquier tasa judicial del monto que resulte aplicable oportunamente en virtud de la ley argentina vigente, con respecto a los Documentos de la Transacción, excepto que, para ser presentados ante los tribunales argentinos, los Documentos de la Transacción y los Nuevos Títulos de Deuda, cuyo original no esté escrito en español, deberán ser traducidos al español por un traductor público.

(h) Una vez emitidos y autenticados, los Nuevos Títulos de Deuda a ser emitidos conforme a la Solicitud constituirán obligaciones sin privilegio, directas, incondicionales, no garantizadas y no subordinadas de la República; la República comprometerá su crédito para el pago debido y puntual del capital, intereses y cualquier monto adicional con respecto a dichos Nuevos Títulos de Deuda y el cumplimiento de los compromisos asumidos en los mismos; los Nuevos Títulos de Deuda emitidos en virtud del Acuerdo de Fideicomiso de 2016 no tienen preferencias de rango entre ellos y tienen el mismo nivel de rango que el resto del Endeudamiento Público Externo (según se lo define en los Nuevos Títulos de Deuda) de la República.

Esta opinión legal se limita a los aspectos jurídicos de las cuestiones que han sido sometidas a estudio, de modo que no se expide sobre sus contenidos técnicos, financieros o económicos. Los contenidos de esta opinión legal se circunscriben a las leyes y demás normas citadas de la República Argentina, y se basan en la jurisprudencia, la doctrina y una interpretación razonable de del ordenamiento jurídico argentino vigente a la fecha de la presente. Ninguna opinión se emite respecto de las materias y convenios regidos por otras leyes aplicables en otras jurisdicciones que no fueren las leyes de la República.

Atentamente,

Por:

Procurador del Tesoro de la Nación

EXHIBIT D

Form of Opinion of Treasury Attorney General

[●] de [●] de 2020

A:

BofA Securities, Inc.

One Bryant Park, 9th Floor

New York, New York 10036

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Se solicitó la opinión legal del Procurador del Tesoro de la Nación en relación con el Acuerdo Reordenado y Modificado con los Agentes Colocadores (Dealer Manager Agreement) celebrado entre la República, BofA Securities, Inc. y HSBC Securities (USA) Inc. (conjuntamente, los “Agentes Colocadores”) de fecha [●] de julio de 2020 (el “Acuerdo”), vinculado a la operación mediante la cual la República Argentina (la “República”) invitó a los tenedores de los títulos valores identificados en el Anexo I del Acuerdo (los “Títulos Elegibles”) a canjear sus Títulos Elegibles, y prestar su consentimiento a la modificación y sustitución de los términos de los Títulos Elegibles que no son canjeados en forma voluntaria, por nuevos títulos de deuda (los “Nuevos Títulos de Deuda”), como se describe en los Documentos de Solicitud y Canje (tal como se define dicho término en la Sección 1(a) del Acuerdo) (la “Solicitud”).

La presente opinión se expresa únicamente sobre la base del análisis de los documentos enumerados a continuación y de conformidad con la normativa argentina pertinente en vigencia a la fecha de la presente; por lo tanto, no expreso opinión alguna salvo respecto de las leyes de la República. A los efectos de la presente opinión, he asumido (excepto respecto de aquellos asuntos sobre los que tengo conocimiento personal): (a) que cada uno de los documentos que examiné al emitir la presente opinión y todo otro documento a ser suscrito y entregado en relación con las modificaciones de los Títulos Elegibles y la emisión, formalización y entrega de los Nuevos Títulos de Deuda (además de por la República) fueron y continuarán estando debidamente autorizados, suscritos y entregados por la parte o las partes adecuadas de los mismos (además de la República) y que cada una de dichas partes (además de la República) tiene todo el poder, capacidad y facultad legal necesarios para suscribir dichos documentos de los que es parte y cumplir con sus obligaciones en virtud de cada uno de los documentos de los que es parte; y (b) la autenticidad de todos los documentos que examiné (y la integridad y conformidad con los originales de cualquier copia de ellos que se me presentó) y la autenticidad de todas las firmas (salvo en el caso de las firmas de los funcionarios de la República). En especial, en la medida en que la ley de Nueva York o la ley federal de los Estados Unidos sea relevante para la opinión expresada a continuación, me he basado, sin realizar ninguna investigación independiente, en la opinión de los abogados especializados del estudio Cleary Gottlieb Steen & Hamilton LLP, con sede en los Estados Unidos de América, que asiste legalmente a la República.

Para llegar a la opinión expresada a continuación, he tenido en cuenta las siguientes normas, leyes, decretos, resoluciones, documentos e instrumentos (en el caso de cada documento o instrumento en otro idioma, su traducción al español pública o no oficial publicada o suministrada por el Ministerio de Economía de la Nación):

(a) el Acuerdo;

(b) las declaraciones de registro en el Anexo B (Registration Statement on Schedule B) (N° 333-219272 y N° 333-237192) presentadas bajo la Ley de Títulos de Estados Unidos (Securities Act) (la “Ley de Títulos de Estados Unidos”) por la República ante la Comisión de Valores de los Estados Unidos (Securities and Exchange Commission) el 13 de julio de 2017 y 16 de marzo de 2020, respectivamente, según sus enmiendas;

(c) el prospecto base incluido en la declaración de registro en el Anexo B (N° 333-237192) (el “Prospecto Base”);

(d) el suplemento de prospecto, tal como fuera modificado o complementado, incluyendo los documentos allí incorporados por referencia (el “Suplemento de Prospecto” y, junto con el Prospecto Base, el “Prospecto”);

(e) el acuerdo de fideicomiso (Trust Indenture) de fecha 2 de junio de 2005 (y sus enmiendas, el “Acuerdo de Fideicomiso de 2005”) entre la República y the Bank of New York Mellon (antes denominado The Bank of New York), como fiduciario, y el Acuerdo de Fideicomiso de fecha 22 de abril de 2016 (y sus enmiendas, el “Acuerdo de Fideicomiso de 2016” y, conjuntamente con el Acuerdo de Fideicomiso de 2005, los “Acuerdos de Fideicomiso”) entre la República y the Bank of New York Mellon, como fiduciario (el “Fiduciario”);

[(f) el modelo de acuerdo de fideicomiso complementario al Acuerdo de Fideicomiso 2005, que contemple las modificaciones a los Títulos Elegibles (el “Primer Acuerdo de Fideicomiso 2005 Complementario”);]

[(g) el modelo de acuerdo de fideicomiso complementario al Acuerdo de Fideicomiso 2016, que contemple las modificaciones a los Títulos Elegibles (el “Primer Acuerdo de Fideicomiso 2016 Complementario”);]

(h) los modelos de los Nuevos Títulos de Deuda; y

(i) todas las normas relevantes de la Constitución de la Nación Argentina y todas las leyes, decretos y resoluciones relevantes de la República y demás actos administrativos mediante los cuales se aprobaron las modificaciones a los Títulos Elegibles y la emisión de los Nuevos Títulos de Deuda, incluyendo, de manera no exhaustiva, los siguientes:

i.	la Constitución de la Nación Argentina;

ii.	el Código Civil y Comercial de la Nación, en particular sus Artículos 234 y 235;

iii.	el Código Procesal Civil y Comercial de la Nación, en particular sus Artículos 1, 2, 517, 518 y 519;

iv.	la Ley Nº 11.672 Complementaria Permanente de Presupuesto (t.o. 2014), en particular sus Artículos 53 y 165 a 170;

v.	la Ley N° 24.156 de Administración Financiera y de los Sistemas de Control del Sector Público Nacional, en particular sus Artículos 60 y 65;

vi.	la Ley N° 27.541 de Solidaridad Social y Reactivación Productiva en el Marco de la Emergencia Pública, en particular su Título II, Artículo 3;

vii.	la Ley N° 27.467 de Presupuesto de gastos y recursos de la Administración Nacional 2019 y el Decreto N° 4/2020;

viii.	la Ley N° 27.544 de Restauración de la Sostenibilidad de la Deuda Pública Emitida bajo Ley Extranjera;

ix.	la Resolución N° 71/2020 de fecha 14 de febrero de 2020 del Ministerio de Economía de la Nación;

x.	el Decreto N° 250/2020 de fecha 9 de marzo de 2020, en particular los Artículos 1 y 2;

xi.	la Resolución N° 130/2020 de fecha 10 de marzo de 2020 del Ministerio de Economía de la Nación, en particular los Artículos 1 a 5 y 8;

xii.	la Resolución N° 185/2020 de fecha 16 de abril de 2020 del Ministerio de Economía de la Nación;

xiii.	el Decreto 391/2020 de fecha 21 de abril de 2020;

xiv.	el Decreto [●]/2020 de fecha [●] de julio de 2020; y

xv.	la Resolución [●]/2020 de fecha [●] de julio de 2020 del Ministerio de Economía de la Nación.

Teniendo en cuenta lo que antecede y en función de la investigación que consideré necesaria, es mi opinión que en virtud de la normativa vigente de la República:

(a) El inicio y perfeccionamiento de la Solicitud, la instrumentación, implementación y perfeccionamiento de las modificaciones a los Títulos Elegibles y la emisión y entrega de los Nuevos Títulos de Deuda conforme a los términos de la Solicitud y la formalización y entrega de los documentos de la transacción (“Documentos de la Transacción”, conforme el significado que se le asigna al término en inglés Transaction Documents bajo el Acuerdo), los documentos de solicitud y canje (los “Documentos de Solicitud y Canje”, conforme el significado que el término Solicitation and Exchange Documents tiene bajo el Acuerdo) y todo otro documento formalizado y/o publicado por la República en virtud del Acuerdo y de los Documentos de la Transacción, y el cumplimiento de los términos de los mismos han sido debidamente aprobados por la República y constituirán obligaciones válidas y legalmente vinculantes de la República, exigibles a la República de acuerdo con sus respectivos términos.

(b) La formalización y entrega por parte de la República de los Documentos de la Transacción y el cumplimiento por parte de la República con los términos y condiciones allí previstos y el perfeccionamiento de las transacciones contempladas bajo los Documentos de la Transacción y los Documentos de Solicitud y Canje no (i) contravienen ninguna disposición de ningún tratado, convención, ley, decreto, reglamentación, ni ninguna orden judicial o decisión de una autoridad equivalente notificada o publicada que sea vinculante para la República, (ii) violan ninguna disposición de ningún contrato, convenio o instrumento del que la República o cualquier Organismo Gubernamental (Argentine Govermental Agency, tal como se la define en el Acuerdo) sea parte del que tenga conocimiento, que se infringiría o violaría sustancialmente, o en virtud del cual surgiría un incumplimiento o se establecería una moratoria con respecto a cualquier obligación de la República o cualquier Organismo Gubernamental o (iii) resultaría en la creación de ningún gravamen o impedimento sobre bienes de titularidad de la República, excepto, en los supuestos previstos en los ítems (i) y (ii) anteriores, aquellas violaciones e incumplimientos que, individual o conjuntamente, no sean sustanciales para la República.

(c) No se requiere ningún consentimiento, autorización, orden o cualquier otra aprobación por parte de un Organismo Gubernamental o cualquier tercero para (i) la debida formalización, entrega y cumplimiento por parte de la República de los Documentos de la Transacción, el inicio y perfeccionamiento de la Solicitud, tal como se contempla en los Documentos de la Transacción y en los Documentos de Solicitud y Canje; (ii) la realización de las modificaciones a los Títulos Elegibles o la emisión y entrega de los Nuevos Títulos de Deuda por parte de la República, tal como se contempla en los Documentos de Solicitud y Canje; como tampoco para (iii) la validez o exigibilidad de los Documentos de la Transacción, incluyendo lo previsto en: (a) la Ley Nº 11.672 Complementaria Permanente de Presupuesto (t.o. 2014), en particular sus Artículos 53 y 165 a 170; (b) la Ley N° 24.156 de Administración Financiera y de los Sistemas de Control del Sector Público Nacional, en particular sus Artículos 61 y 65 y su reglamentación en el Decreto N° 1344/2007; (c) la Ley N° 27.541 de Solidaridad Social y Reactivación Productiva en el Marco de la Emergencia Pública, en particular su Título II, Artículo 3; (d) la Ley N° 27.467 que regula el presupuesto para el año 2020 en virtud del Decreto N° 4/2020; (e) la Ley N° 27.544 y la Resolución N° 71/2020 del Ministerio de Economía de la Nación aprobando la restauración de la sostenibilidad de la deuda pública emitida bajo ley extranjera; (f) el Decreto N° 250/2020 de fecha 9 de marzo de 2020, sujeto al procedimiento previsto en la Ley N° 26.122; (g) la Resolución N° 130/2020 de fecha 10 de marzo de 2020 del Ministerio de Economía de la Nación, en particular los Artículos 1 a 5; (h) la Resolución N° 185/2020 de fecha 16 de abril de 2020 del Ministerio de Economía de la Nación; (i) el Decreto 391/2020 de fecha 21 de abril de 2020; (j) el Decreto [●]/2020 de fecha [●] de julio de 2020; y (k) la Resolución [●]/2020 de fecha [●] de julio de 2020 del Ministerio de Economía de la Nación, todo lo cual ha sido debidamente obtenido y se encuentra en plena vigencia y efecto a la fecha de la presente opinión.

(d) Con la salvedad de lo que se establece en los Documentos de Solicitud y Canje, no existe ninguna acción o procedimiento alguno que afecte a la Solicitud, a la República o a cualquier Organismo Gubernamental ante cualquier tribunal, organismo gubernamental o árbitro que, individualmente o en conjunto, pueda tener un efecto sustancialmente adverso en la situación financiera de la República o que pueda afectar la legalidad, validez o exigibilidad de los Documentos de la Transacción o la capacidad de la República de cumplir con sus obligaciones bajo los Documentos de la Transacción o aquellos que resulten materiales en el contexto de la Solicitud.

(e) La formalización y entrega del Acuerdo y de todo otro documento a ser formalizado y entregado por la República en virtud de la transacción, el inicio y el perfeccionamiento de la Solicitud, la adopción de las modificaciones a los Títulos Elegibles y la emisión y entrega de los Nuevos Títulos de Deuda y el cumplimiento de los términos y condiciones de los Nuevos Títulos de Deuda, según corresponda, constituyen actos de naturaleza comercial (iure gestionis) antes que de naturaleza pública o soberana (iure imperii); en virtud de las leyes de la República, ni la República ni ninguno de sus bienes, sujeto a lo que se describe a continuación, goza de inmunidad alguna con respecto a la jurisdicción de cualquier tribunal, a compensación o a cualquier proceso judicial; salvo que, no obstante ello, la República tendrá inmunidad con relación a la ejecución de los bienes que se detallan a continuación: (i) cualquier bien, reserva o cuenta del Banco Central de la República Argentina; (ii) cualquier bien perteneciente al dominio público localizado en el territorio de la República, incluyendo los comprendidos en los Artículos 234 y 235 del Código Civil y Comercial de la Nación; (iii) cualquier bien localizado dentro o fuera del territorio de la República que preste un servicio público esencial; (iv) cualquier bien (ya sea en forma de dinero en efectivo, depósitos bancarios, títulos valores, obligaciones de terceros o cualquier otro método de pago) de la República, sus organismos gubernamentales y demás entidades gubernamentales relacionadas con la ejecución del presupuesto nacional, dentro del alcance los Artículos 165 a 170 de la Ley N° 11.672 Complementaria Permanente de Presupuesto (t.o. 2014); (v) cualquier bien alcanzado por los privilegios e inmunidades de la Convención de Viena sobre Relaciones Diplomáticas del año 1961 y la Convención de Viena sobre las Relaciones Consulares del año 1963, incluyendo, sin limitación, bienes, establecimientos y cuentas de las misiones de la República Argentina; (vi) cualquier bien utilizado por una misión diplomática, gubernamental o consular de la República; (vii) impuestos y/o regalías adeudadas a la República y los derechos de la República para recaudar impuestos y/o regalías; (viii) cualquier bien de carácter militar o bajo el control de una autoridad militar u organismo de defensa de la Argentina; (ix) cualquier bien que forme parte de la herencia cultural de la Argentina; y (x) cualquier bien protegido por una ley de inmunidad soberana aplicable. Una sentencia contra la República de un tribunal en los Estados Unidos que cumpla los requisitos de los Artículos 517 a 519 del Código Procesal Civil y Comercial de la Nación puede ser ejecutada en los tribunales de la República de acuerdo con las leyes de la República, tomando en cuenta y de conformidad con (i) la Ley de Consolidación de Deuda Pública N° 23.982, en especial el Artículo 22, (ii) la Ley N° 3.952, conforme fuera modificada por la Ley N° 25.344, y (iii) la Ley N° 11.672 Complementaria Permanente de Presupuesto (t.o. 2014), en especial los Artículos 165 a 170. La renuncia a inmunidad por parte de la República, la designación del Agente Autorizado para el diligenciamiento de notificaciones, la aceptación por parte de la República de la jurisdicción de los tribunales federales o estatales de los Estados Unidos de América con sede en el condado de Manhattan, Ciudad de Nueva York, Estados Unidos de América (con respecto a los Nuevos Títulos de Deuda regidos por la ley de Nueva York), y los tribunales de la República (con respecto a todos los Nuevos Títulos de Deuda) y la elección de la ley de Nueva York como ley aplicable conforme a lo establecido en los Documentos de la Transacción y en los términos y condiciones de los Nuevos Títulos de Deuda, son obligaciones válidas y vinculantes para la República de conformidad con las leyes de la República.

(f) Los Documentos de la Transacción tienen o tendrán, según corresponda, y los Nuevos Títulos de Deuda tendrán, una vez efectuada su debida formalización, autenticación, emisión y entrega conforme a la Solicitud, la forma legal correcta de conformidad con la normativa de la República para su exigibilidad en la República contra la República, siempre y cuando las formalidades legales aplicables en la jurisdicción donde se ejecuten o se ejecutarán se hayan cumplido.

(g) No es necesario para garantizar la legalidad, validez, exigibilidad o admisibilidad como prueba en la República de los Documentos de la Transacción o de los Nuevos Títulos de Deuda a ser emitidos conforme a la Solicitud, que los Documentos de la Transacción o dichos Nuevos Títulos de Deuda sean registrados, archivados o presentados ante cualquier tribunal u otra autoridad en la República o sean protoco1izados, o, tal como se describe en el Dictamen N° [IF-2020-26275189-APN-DNI #MEC] de la Dirección Nacional de Impuestos del Ministerio de Economía de la Nación, que cualquier impuesto de sellos o impuesto, retención, gravamen o cargo similar sea pagado sobre o con respecto a los Documentos de la Transacción, los Nuevos Títulos de Deuda o cualquier otro documento o instrumento en virtud de ellos, excepto cualquier tasa judicial del monto que resulte aplicable oportunamente en virtud de la ley argentina vigente, con respecto a los Documentos de la Transacción, excepto que, para ser presentados ante los tribunales argentinos, los Documentos de la Transacción y los Nuevos Títulos de Deuda, cuyo original no esté escrito en español, deberán ser traducidos al español por un traductor público.

(h) Una vez emitidos y autenticados, los Nuevos Títulos de Deuda a ser emitidos conforme a la Solicitud constituirán obligaciones sin privilegio, directas, incondicionales, no garantizadas y no subordinadas de la República; la República comprometerá su crédito para el pago debido y puntual del capital, intereses y cualquier monto adicional con respecto a dichos Nuevos Títulos de Deuda y el cump1imiento de los compromisos asumidos en los mismos; los Nuevos Títulos de Deuda emitidos en virtud del Acuerdo de Fideicomiso de 2016 no tienen preferencias de rango entre ellos y tienen el mismo nivel de rango que el resto del Endeudamiento Público Externo (según se lo define en los Nuevos Títulos de Deuda) de la República.

Esta opinión legal se limita a los aspectos jurídicos de las cuestiones que han sido sometidas a estudio, de modo que no se expide sobre sus contenidos técnicos, financieros o económicos. Los contenidos de esta opinión legal se circunscriben a las leyes y demás normas citadas de la República Argentina, y se basan en la jurisprudencia, la doctrina y una interpretación razonable de del ordenamiento jurídico argentino vigente a la fecha de la presente. Ninguna opinión se emite respecto de las materias y convenios regidos por otras leyes aplicables en otras jurisdicciones que no fueren las leyes de la República.

Atentamente,

Por:

Procurador del Tesoro de la Nación